                                                                  EXHIBIT 4.3

================================================================================





                               SAFETY-KLEEN CORP.


                             ---------------------

                            Note Purchase Agreement

                             ---------------------




                          DATED AS OF JANUARY 15, 1995




             $50,000,000 8.05% SENIOR NOTES DUE JANUARY 30, 1998



================================================================================

                               TABLE OF CONTENTS

                                                                          PAGE

1.   PURCHASE AND SALE OF NOTES...........................................   1
     1.1  Issue of Notes..................................................   1
     1.2  The Closing.....................................................   1
     1.3  Purchase for Investment; ERISA..................................   2
     1.4  Expenses........................................................   3

2.   WARRANTIES AND REPRESENTATIONS.......................................   3
     2.1  Nature of Business..............................................   3
     2.2  Financial Statements; Debt; Material Adverse Change.............   3
     2.3  Subsidiaries and Affiliates.....................................   4
     2.4  Title to Properties.............................................   4
     2.5  Taxes...........................................................   5
     2.6  Pending Litigation..............................................   5
     2.7  Full Disclosure.................................................   6
     2.8  Corporate Organization and Authority............................   6
     2.9  Charter Instruments, Other Agreements...........................   6
     2.10 Restrictions on Company and Subsidiaries........................   7
     2.11 Compliance with Law.............................................   7
     2.12 Pension Plans...................................................   7
     2.13 Environmental Compliance........................................   8
     2.14 Sale of Notes is Legal and Authorized; Obligations are
          Enforceable.....................................................  10
     2.15 Governmental Consent to Sale of Notes...........................  10
     2.16 No Defaults under Notes.........................................  11
     2.17 Private Offering of Notes.......................................  11
     2.18 Use of Proceeds of Notes........................................  11

3.   CLOSING CONDITIONS...................................................  12
     3.1  Opinions of Counsel.............................................  12
     3.2  Warranties and Representations True.............................  12
     3.3  Officers' Certificates..........................................  12
     3.4  Legality........................................................  13
     3.5  Private Placement Number........................................  13
     3.6  Expenses........................................................  13
     3.7  Other Purchasers................................................  13
     3.8  Proceedings Satisfactory........................................  13

4.   PRINCIPAL PAYMENTS...................................................  13
     4.1  Optional Prepayments............................................  13
     4.2  Prepayments Among Noteholders...................................  14
     4.3  Notation of Notes on Prepayment.................................  14
     4.4  Offer to Prepay upon Change in Control..........................  15
     4.5  No Other Prepayments; Acquisition of Notes......................  16

5.   REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES........................  16
     5.1  Registration of Notes...........................................  16
     5.2  Exchange of Notes...............................................  16
     5.3  Replacement of Notes............................................  17
     5.4  Issuance Taxes..................................................  18

                                      ii               Note Purchase Agreement

                                                                            PAGE

6.   COVENANTS..............................................................  18
     6.1  Payment of Taxes and Claims.......................................  18
     6.2  Maintenance of Properties; Corporate Existence; etc...............  18
     6.3  Payment of Notes and Maintenance of Office........................  19
     6.4  Merger............................................................  19
     6.5  Maintenance of Shareholders' Equity...............................  19
     6.6  Maintenance of Debt to Capital Ratio..............................  20
     6.7  Maintenance of Interest Coverage Ratio............................  20
     6.8  Leases............................................................  20
     6.9  Liens.............................................................  20
     6.10 Limitation on Sale and Lease-Back Transactions....................  22
     6.11 Investments.......................................................  23
     6.12 Sale of Assets....................................................  24
     6.13 Stock of Subsidiaries.............................................  24
     6.14 Designation of Subsidiaries.......................................  24
     6.15 Line of Business..................................................  25
     6.16 Transactions with Affiliates......................................  25
     6.17 Environmental Compliance..........................................  26
     6.18 Restrictions on Dividends.........................................  26
     6.19 Pension Plans.....................................................  27
     6.20 Private Offering..................................................  28

7.   INFORMATION AS TO COMPANY..............................................  28
     7.1  Financial and Business Information................................  28
     7.2  Officer's Certificates............................................  31
     7.3  Accountants' Certificates.........................................  31
     7.4  Inspection........................................................  31

8.   EVENTS OF DEFAULT......................................................  32
     8.1  Nature of Events..................................................  32
     8.2  Default Remedies..................................................  33
     8.3  Annulment of Acceleration of Notes................................  35

9.   INTERPRETATION OF THIS AGREEMENT.......................................  35
     9.1  Terms Defined.....................................................  35
     9.2  Accounting Principles.............................................  49
     9.3  Directly or Indirectly............................................  49
     9.4  Section Headings and Table of Contents and Construction...........  50
     9.5  Governing Law.....................................................  50

10.  MISCELLANEOUS..........................................................  50
     10.1 Communications....................................................  50
     10.2 Reproduction of Documents.........................................  51
     10.3 Survival..........................................................  51
     10.4 Successors and Assigns............................................  51
     10.5 Amendment and Waiver..............................................  52
     10.6 Expenses..........................................................  53
     10.7 Payments on Notes.................................................  53


                                      iii                Note Purchase Agreement

                                                                            PAGE

         10.8   Waiver of Jury Trial, Consent to Jurisdiction...............  54
         10.9   Entire Agreement............................................  55
         10.10  Duplicate Originals, Execution in Counterpart...............  55

Annex 1         --      Information as to Purchasers
Annex 2         --      Payment Instructions at Closing; Address of Company
                          for Notices
Annex 3         --      Information as to Company
Exhibit A       --      Form of 8.05% Senior Note Due January 30, 1998
Exhibit B1      --      Form of Company Counsel's Closing Opinion
Exhibit B2      --      Form of Special Counsel's Closing Opinion
Exhibit C       --      Form of Officers' Certificate
Exhibit D       --      Form of Secretary's Certificate




                                      iv                 Note Purchase Agreement

                               SAFETY-KLEEN CORP.


                            -----------------------
                            NOTE PURCHASE AGREEMENT
                            -----------------------

              $50,000,000 8.05% SENIOR NOTES DUE JANUARY 30, 1998

                                                    Dated as of January 15, 1995


[INSERT NAME AND ADDRESS
OF EACH PURCHASER]


Ladies and Gentlemen:

     SAFETY-KLEEN CORP. (together with any successors and assigns who become such in accordance herewith, the "COMPANY"), a Wisconsin corporation, hereby agrees with you as follows:

1.   PURCHASE AND SALE OF NOTES

     1.1  ISSUE OF NOTES.

     The Company will authorize the issue of Fifty Million Dollars ($50,000,000) in aggregate principal amount of its eight and five one-hundredths percent (8.05%) Senior Notes due January 30, 1998 (all such notes, whether initially issued, or issued in exchange or substitution for, any such note, in each case in accordance with the Note Purchase Agreements, collectively, the "NOTES").
The Notes shall be in the form of Exhibit A, and shall have the terms as herein and therein provided.

     1.2  THE CLOSING.

          (A) PURCHASE AND SALE OF NOTES. The Company hereby agrees to sell to you and you hereby agree to purchase from the Company, in accordance with the provisions hereof, the aggregate principal amount of Notes set forth below your name on Annex 1 at one hundred percent (100%) of the principal amount thereof.

          (B) THE CLOSING. The closing (the "CLOSING") of the Company's sale of Notes will be held on February 3, 1995 (the "CLOSING DATE") at 9:00 a.m., local time, at the office of [Hebb & Gitlin, your special counsel]. At the Closing, the Company will deliver to you one or more Notes (as set forth below your name on Annex 1), in the denominations indicated on Annex 1, in the aggregate principal amount of your purchase, dated the Closing Date and payable to you or payable as indicated on Annex 1, against payment by federal funds wire transfer in immediately available funds of the purchase price thereof, as directed by the Company on Annex 2.

          (C) OTHER PURCHASERS. Contemporaneously with the execution and delivery hereof, the Company is entering into separate note purchase agreements identical

                                       1                 Note Purchase Agreement

                                                  1.  PURCHASE AND SALE OF NOTES

     (except for the name and signature of the purchaser) hereto (such separate note purchase agreements together with this Agreement collectively, as amended from time to time, the "NOTE PURCHASE AGREEMENTS") with each other purchaser (each an "OTHER PURCHASER") listed on Annex 1, providing for the sale to each Other Purchaser of Notes in the aggregate principal amount set forth below its name on Annex 1. The sales of the Notes to you and to each Other Purchaser are to be separate sales.

     1.3  PURCHASE FOR INVESTMENT; ERISA.

          (A) PURCHASE FOR INVESTMENT.  You represent that

               (i) you are purchasing the Notes for investment for your own account, for a separate account (as such term is used in Rule 144A, 17 C.F.R. (S)230.144A), for the account of another for which you have sole investment discretion, or for a trust of which you are the trustee, and

               (ii) you are not purchasing the Notes with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act;

     provided, that you have the right to dispose of the Notes, or any part thereof, if you deem it advisable to do so, either pursuant to a registration of the Notes under the Securities Act or pursuant to an applicable exemption from the requirement of such registration (it being understood that the Company has no obligation hereunder to effect any registration of the Notes under the Securities Act). It is understood that, in making the representations set out in Section 2.14 and Section 2.15, the Company is relying, to the extent applicable, upon your representation as aforesaid.

          (B) ERISA. You represent, with respect to the funds with which you are acquiring the Notes, that all of such funds are from or are attributable to one or more of:

               (I) GENERAL ACCOUNT -- your general account assets or assets of one or more segments of such general account, as the case may be;

               (II) SEPARATE ACCOUNT -- a "separate account" (as defined in section 3 of ERISA),

                    (A) 10% POOLED SEPARATE ACCOUNT -- in respect of which all requirements for an exemption under Department of Labor Prohibited Transaction Class Exemption 90-1 are met with respect to the use of such funds to purchase the Notes,

                    (B) IDENTIFIED PLAN ASSETS -- that is comprised of employee benefit plans identified by you in writing and with respect to which the Company hereby warrants and represents that, as of the Closing Date, neither the Company nor any ERISA Affiliate is a "party in interest" (as defined in section 3 of ERISA) or a "disqualified person" (as defined in section 4975 of the IRC) with respect to any plan so identified, or

                    (C) GUARANTEED SEPARATE ACCOUNT -- that is maintained solely in connection with fixed contractual obligations of an insurance company,

                                       2                 Note Purchase Agreement

                                                  1.  PURCHASE AND SALE OF NOTES

               under which any amounts payable, or credited, to any employee benefit plan having an interest in such account and to any participant or beneficiary of such plan (including an annuitant) are not affected in any manner by the investment performance of the separate account (as provided by 29 C.F.R. (S)2510.3-101(h)(1)(iii));

               (III) QUALIFIED PROFESSIONAL ASSET MANAGER -- an "investment fund" managed by a "qualified professional asset manager" (as such terms are defined in Part V of Department of Labor Prohibited Transaction Class Exemption 84-14) with respect to which the requirements of such exemption have been satisfied, provided that in making this representation, it is assumed that the conditions set forth in Part I(a), Part I(d) and Part I(e) of such Exemption have been satisfied; or

               (III) EXCLUDED PLAN -- an employee benefit plan that is excluded from the provisions of section 406(a) of ERISA by virtue of section 4(b) of ERISA.

     1.4  EXPENSES.

     Whether or not the Notes are sold, the Company shall pay, at the Closing (if the Notes are sold, and otherwise upon receipt of any statement or invoice therefor), all fees, expenses and costs relating hereto, including, without limitation, the statement presented at the Closing by your special counsel for fees and disbursements incurred in connection herewith, each additional statement for fees and disbursements (promptly upon receipt thereof) of your special counsel rendered after the Closing in connection with the issuance of the Notes, and all expenses incurred in complying with each of the conditions to closing set forth in Section 3.

2.   WARRANTIES AND REPRESENTATIONS

     To induce you to enter into this Agreement and to purchase the Notes listed on Annex 1 below your name, the Company warrants and represents, as of the Closing Date, as follows:

     2.1  NATURE OF BUSINESS.

     The Placement Material (a copy of all of which previously has been delivered to you), includes a correct description of the general nature of the business and principal Properties of the Company and the Subsidiaries as of the Closing Date.

     2.2  FINANCIAL STATEMENTS; DEBT; MATERIAL ADVERSE CHANGE.

          (A) FINANCIAL STATEMENTS. The Company has provided you with the financial statements incorporated in the Placement Material. Such financial statements have been prepared in accordance with GAAP consistently applied, and present fairly, in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries as of such dates and the results of their operations and cash flows for the periods specified therein.

          (B) DEBT. PART 2.2(B) OF ANNEX 3 lists all Debt of the Company and the Subsidiaries as of the Closing Date, and provides the following information with respect to each item of such Debt: the obligor, the holder thereof, the outstanding amount, the current portion, the final maturity, and the collateral securing such Debt, if any.

                                       3                 Note Purchase Agreement

                                              2.  WARRANTIES AND REPRESENTATIONS

          (C) MATERIAL ADVERSE CHANGE. Except as disclosed in PART 2.2(C) OF ANNEX 3, since January 1, 1994, there has been no change in the business operations, profits, financial condition, Properties or business prospects of the Company or the Subsidiaries, except changes that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     2.3  SUBSIDIARIES AND AFFILIATES.

          (A)  OWNERSHIP OF SUBSIDIARIES.  PART 2.3(a) OF ANNEX 3 states

               (i) the name of each Subsidiary (indicating whether such Subsidiary is a Restricted Subsidiary or an Unrestricted Subsidiary) its jurisdiction of incorporation and the percentage of its Voting Stock owned by the Company and each other Subsidiary,

               (ii) the name of each officer and director of the Company and each Restricted Subsidiary which is not listed in the Placement Material, and

               (iii) the name of each Person that owns more than five percent (5%) of any class of capital stock of the Company or any Subsidiary.

     Each of the Company and the Subsidiaries has good title to all of the shares it purports to own of the stock of each Subsidiary, free and clear in each case of any Lien. All such shares have been duly issued and are fully paid and nonassessable.

          (B) DIVIDEND RESTRICTIONS. No Subsidiary is a party to, or otherwise subject to, any legal restriction or any agreement (other than this Agreement, the agreements listed in PART 2.3(b) OF ANNEX 3 and statutory, regulatory and common law restrictions) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of the Subsidiaries which own Voting Stock of such Subsidiary.

     2.4  TITLE TO PROPERTIES.

          (A) GENERAL. Each of the Company and the Subsidiaries has good title to all of the Property reflected in the most recent balance sheet referred to in Section 2.2 and to all of the Property purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), except for such failures to have good title as are immaterial to such balance sheet and that, in the aggregate for all such failures, could not reasonably be expected to have a Material Adverse Effect. All Property of the Company and the Subsidiaries is free from Liens not permitted by Section 6.9.

          (B) LEASES. All leases necessary for the conduct of the respective businesses of the Company and the Subsidiaries are valid and subsisting and are in full force and effect, except for such failures to be valid and subsisting that, in the aggregate for all such failures, could not reasonably be expected to have a Material Adverse Effect.

          (C) INTELLECTUAL PROPERTY. Each of the Company and the Subsidiaries owns, possesses or has the right to use all of the licenses, permits, franchises, patents,

                                       4                 Note Purchase Agreement

                                              2.  WARRANTIES AND REPRESENTATIONS

     copyrights, trademarks, service marks and trade names necessary for the present and currently planned future conduct of its business, without any known conflict with the rights of others, except for such failures to own, possess, or have the right to use, that, in the aggregate for all such failures, could not reasonably be expected to have a Material Adverse Effect.

     2.5  TAXES.

          (A)  RETURNS FILED; TAXES PAID.

               (i) All tax returns required to be filed by or on behalf of each of the Company and each Subsidiary and any other Person with which the Company or any Subsidiary files or has filed a consolidated return in any jurisdiction have been filed on a timely basis, and all taxes, assessments, fees and other governmental charges upon each of the Company and such Subsidiaries and upon any of their respective Properties, income or franchises, that are due and payable have been paid, except for such tax returns and such tax payments that, in the aggregate for all such tax returns and payments, could not reasonably be expected to have a Material Adverse Effect.

               (ii) All liabilities of each of the Company and the Subsidiaries with respect to United States federal income taxes have been finally determined except for the fiscal years disclosed in PART 2.5 OF ANNEX 3, the only years not closed by the completion of an audit or the expiration of the statute of limitations.

          (B) FINANCIAL STATEMENTS. The amount of the liability for taxes reflected in each of the consolidated balance sheets referred to in Section
     2.2 is in each case a reasonable provision for taxes in accordance with GAAP as of the dates of such balance sheets (including, without limitation, any payment due pursuant to any tax sharing agreement) as are or may become payable by any one or more of the Company and the other Persons consolidated with the Company in such financial statements in respect of all tax periods ending on or prior to such dates. The Company does not know of any proposed additional tax assessment against it or any such Person that is not provided for in accordance with GAAP in the most recent balance sheet referred to in Section 2.2.

     2.6  PENDING LITIGATION.

          (a) There are no proceedings, actions or investigations pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary in any court or before any Governmental Authority or arbitration board or tribunal that, in the aggregate for all such proceedings, actions and investigations, could reasonably be expected to have a Material Adverse Effect.

          (b) Neither the Company nor any Subsidiary is in default with respect to any judgment, order, writ, injunction or decree of any court, Governmental Authority, arbitration board or tribunal that, in the aggregate for all such defaults, could reasonably be expected to have a Material Adverse Effect.

                                       5                 Note Purchase Agreement

                                              2.  WARRANTIES AND REPRESENTATIONS

     2.7  FULL DISCLOSURE.

     The financial statements referred to in Section 2.2, this Agreement, the Placement Material and each written statement (excluding page 5 through page 13, inclusive, of the December 28 Letter) furnished by or on behalf of the Company to you in connection with the negotiation or the closing of the sale of the Notes, do not, taken as a whole, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein and herein not misleading. There is no fact that the Company has not disclosed to you in writing that has had or, so far as the Company can now reasonably foresee, could reasonably be expected to have a Material Adverse Effect.

     2.8  CORPORATE ORGANIZATION AND AUTHORITY.

     Each of the Company and the Subsidiaries

          (a) is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation,

          (b) has all corporate power and authority necessary to own and operate its Properties and to carry on its business as now conducted and as presently proposed to be conducted,

          (c) has all licenses, certificates, permits, franchises and other governmental authorizations necessary to own and operate its Properties and to carry on its business as now conducted and as presently proposed to be conducted, except where the failure to have such licenses, certificates, permits, franchises and other governmental authorizations, in the aggregate for all such failures, could not reasonably be expected to have a Material Adverse Effect, and

          (d) has duly qualified or has been duly licensed, and is authorized to do business and is in good standing, as a foreign corporation, in each state in the United States of America and in each other jurisdiction where the failure to be so qualified or licensed and authorized and in good standing, in the aggregate for all such failures, could reasonably be expected to have a Material Adverse Effect.

     2.9  CHARTER INSTRUMENTS, OTHER AGREEMENTS.

     The Company is not in violation in any respect of any term of any charter instrument or bylaw. No Subsidiary is in violation in any respect of any term of any charter instrument or bylaw except for such violations that, in the aggregate for all such violations, could not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary is in violation in any respect of any term in any agreement or other instrument to which it is a party or by which it or any of its Property may be bound except for such violations that, in the aggregate for all such violations, could not reasonably be expected to have a Material Adverse Effect.

                                       6                 Note Purchase Agreement

                                              2.  WARRANTIES AND REPRESENTATIONS

     2.10 RESTRICTIONS ON COMPANY AND SUBSIDIARIES.

     Neither the Company nor any Subsidiary:

          (a) is a party to any contract or agreement, or subject to any charter or other corporate restriction that, in the aggregate for all such contracts, agreements and charter and corporate restrictions, is reasonably likely to have a Material Adverse Effect;

          (b) is a party to any contract or agreement that restricts the right or ability of such corporation to incur Debt, other than this Agreement and the agreements listed in PART 2.10 OF ANNEX 3, none of which restricts the issuance and sale of the Notes or the performance of the Company hereunder or under the Notes, and true, correct and complete copies of each of which have been provided to you; or

          (c) has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its Property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by
     Section 6.9.

     2.11 COMPLIANCE WITH LAW.

     Neither the Company nor any Subsidiary is in violation of any law, ordinance, governmental rule or regulation to which it is subject, except for such violations that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     2.12 PENSION PLANS.

          (A) DISCLOSURE. PART 2.12(A) OF ANNEX 3 correctly identifies all ERISA Affiliates and all employee benefit plans with respect to which the Company or any "affiliate" (as such term is defined in section 407(d) of ERISA) is a "party-in-interest" (as such term is defined in section 3 of ERISA) or in respect of which the Notes would constitute an "employer security" (as such term is defined in section 407(d) of ERISA).

          (B) PROHIBITED TRANSACTIONS. The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the IRC. The representation by the Company in the immediately preceding sentence is made in reliance upon the representations in Section 1.3(b) as to the source of funds used by you.

          (C) COMPLIANCE WITH ERISA. The Company and the ERISA Affiliates and each Pension Plan are in compliance with ERISA, except for such failures to comply that in the aggregate for all such failures could not reasonably be expected to have a Material Adverse Effect.

          (D) PLAN FUNDING STATUS AND LIABILITIES.

               (I) FUNDING STATUS. Except as set forth in PART 2.12(D) OF ANNEX 3, the aggregate amount of the "benefit liabilities" (as such term is defined in section 4001 of ERISA) under each Pension Plan, determined as of the end of each such Pension Plan's most recently ended plan year on the basis of the actuarial

                                       7                 Note Purchase Agreement

                                              2.  WARRANTIES AND REPRESENTATIONS

          assumptions specified for funding purposes in such Pension Plan's most recent actuarial valuation report, did not exceed the aggregate "current value" (as such term is defined in section 3 of ERISA) of the assets of such Pension Plan allocable to such benefit liabilities.

               (II) CLOSING DATE LIABILITIES. All liabilities to all Pension Plans and Multiemployer Plans that are due and payable as of the Closing Date have been paid, except for liabilities that, in the aggregate for all such liabilities, could not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or Title IV of ERISA or the penalty or excise tax or security provisions of the IRC relating to "employee benefit plans" (as defined in section 3 of ERISA), and no event, transaction, or condition has occurred or exists that could result in the imposition of any Lien on any of the Properties of the Company or any ERISA Affiliate, in either case pursuant to Title I or Title IV of ERISA or pursuant to such penalty or excise tax or security provisions of the IRC, except for such liabilities and Liens that, in the aggregate for all such liabilities and Liens, could not reasonably be expected to have a Material Adverse Effect.

               (III) MULTIEMPLOYER WITHDRAWAL LIABILITIES. Neither the Company nor any ERISA Affiliate has incurred or currently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan. There have been no "reportable events" (as such term is defined in section 4043 of ERISA) with respect to any Multiemployer Plan that could result in the termination of such Multiemployer Plan and give rise to a liability of the Company or any ERISA Affiliate in respect thereof.

               (IV) PBGC.  No circumstance exists that constitutes grounds under section 4042 of ERISA entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, any Pension Plan or trust created thereunder, nor has the PBGC instituted any such proceeding.

          (E) FOREIGN PENSION PLAN. All Foreign Pension Plans have been established, operated, administered and maintained in compliance with all laws, regulations and orders applicable thereto except for such failures, in the aggregate for all such failures, to comply that could not reasonably be expected to have a Material Adverse Effect. All premiums, contributions and any other amounts required by applicable Foreign Pension Plan documents or applicable laws have been paid or accrued as required, except for premiums, contributions and amounts that, in the aggregate for all such obligations, could not reasonably be expected to have a Material Adverse Effect.

     2.13 ENVIRONMENTAL COMPLIANCE.

     Each of the Company and the Subsidiaries has obtained all permits, licenses and other authorizations that are required under all Environmental Protection Laws, except to the extent that the failure to have any such permit, license or authorization could not reasonably be expected to have a Material Adverse Effect. Each of the Company and the Subsidiaries is in compliance with the terms and conditions of all such permits, licenses and authorizations and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in each applicable Environmental

                                       8                 Note Purchase Agreement

                                              2.  WARRANTIES AND REPRESENTATIONS

Protection Law and in each regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except for such failures to comply that could not reasonably be expected to have a Material Adverse Effect. Except as set forth in PART 2.13 OF ANNEX 3:

          (a) no notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed, and no investigation or review is pending or threatened by any governmental or other entity with respect to any alleged failure by the Company or any Subsidiary to have any permit, license or authorization required in connection with the conduct of the business of the Company or any of the Subsidiaries or with respect to any generation, treatment, storage, recycling, transportation or disposal, or any release as defined in 42 U.S.C (S) 9601(22) ("RELEASE") of any substance regulated under Environmental Protection Laws ("HAZARDOUS MATERIALS") generated, treated, stored, recycled, transported, disposed, or the subject of a Release, by the Company or any of the Subsidiaries, except for such failures that, in the aggregate for all such failures, could not reasonably be expected to have a Material Adverse Effect;

          (b) (i) neither the Company nor any of the Subsidiaries has handled any Hazardous Material other than as a generator on any Property now or previously owned or leased by the Company or any of the Subsidiaries;

               (ii) no polychlorinated biphenyls are or have been present at any Property now or previously owned or leased by the Company or any of the Subsidiaries;

               (iii) no asbestos is or has been present at any Property now or previously owned or leased by the Company or any of the Subsidiaries; and

               (iv) no Hazardous Materials have been the subject of a Release, in a reportable quantity, where such quantity has been established by statute, ordinance, rule, regulation or order, at, on or under any Property now or previously owned or leased by the Company or any of the Subsidiaries;

     except for such occurrences that, in the aggregate for all such occurrences, could not reasonably be expected to have a Material Adverse Effect; and

          (c) no oral or written notification of a Release of a Hazardous Material has been filed by or on behalf of the Company or any of the Subsidiaries and no Property now or previously owned or leased by the Company or any of the Subsidiaries is listed or proposed for listing on

               (i) the National Priorities List promulgated pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended,

               (ii) the Comprehensive Environmental and Liability Information System, as provided for by 40 C.F.R (S)300.5, or

               (iii) any similar state list of sites requiring investigation or clean-up;

                                       9                 Note Purchase Agreement

                                              2.  WARRANTIES AND REPRESENTATIONS

     except for such notices and listings that could not, in the aggregate for all such notices and listings, reasonably be expected to have a Material Adverse Effect; and

          (d) there are no Liens arising under or pursuant to any Environmental Protection Laws on any of the real properties owned or leased by the Company or any of the Subsidiaries and no government actions have been taken or are in the process of being taken that could subject any of such real properties to such Liens, and neither the Company nor any of the Subsidiaries would be required to place any notice or restriction relating to the presence of Hazardous Materials at any real property owned by it in any deed to such real property, except for such Liens and notices that could not, in the aggregate for all such Liens and notices, reasonably be expected to have a Material Adverse Effect.

     2.14 SALE OF NOTES IS LEGAL AND AUTHORIZED; OBLIGATIONS ARE ENFORCEABLE.

          (A) SALE OF NOTES IS LEGAL AND AUTHORIZED. Each of the issuance, sale and delivery of the Notes by the Company, the execution and delivery hereof by the Company and compliance by the Company with all of the provisions hereof and of the Notes:

               (i) is within the corporate powers of the Company; and

               (ii) is legal and does not conflict with, result in any breach of any of the provisions of, constitute a default under, or result in the creation of any Lien upon any Property of the Company or any Subsidiary under the provisions of,

                    (A) any agreement, charter instrument, bylaw or other
               instrument to which it is a party or by which it or any of its Property may be bound, or

                    (B) any order, judgment, decree, or ruling of any court,
               arbitrator or Governmental Authority applicable to the Company or any Subsidiary.

          (B) OBLIGATIONS ARE ENFORCEABLE. Each of this Agreement and the Notes has been duly authorized by all necessary action on the part of the Company, has been executed and delivered by duly authorized officers of the Company, and constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except that the enforceability hereof and of the Notes may be:

               (i) limited by applicable bankruptcy, reorganization, arrangement, insolvency, moratorium, or other similar laws affecting the enforceability of creditors' rights generally; and

               (ii) subject to the availability of equitable remedies.

     2.15 GOVERNMENTAL CONSENT TO SALE OF NOTES.

          (a) Neither the nature of the Company or any Subsidiary, or of any of their respective businesses or Properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance in connection with the offer,



                                       10                Note Purchase Agreement

                                              2.  WARRANTIES AND REPRESENTATIONS

     issuance, sale or delivery of the Notes and the execution and delivery of this Agreement, or the performance of the obligations hereunder and thereunder, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority on the part of the Company as a condition to the execution and delivery of this Agreement, the offer, issuance, sale or delivery of the Notes, or the performance of the obligations hereunder or thereunder.

          (b) The issuance and sale of the Notes, the incurrence of the Debt represented thereby, and the performance hereunder and thereunder, by the Company,

               (i) is not subject to regulation under the Investment Company Act of 1940 as amended, the Public Utility Holding Company Act of 1935 as amended, the Interstate Commerce Act as amended or the Federal Power Act as amended, and

               (ii) does not violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

     2.16 NO DEFAULTS UNDER NOTES.

     No event has occurred and no condition exists that, upon the execution and delivery of this Agreement and the issuance and sale of the Notes, would constitute a Default or an Event of Default.

     2.17 PRIVATE OFFERING OF NOTES.

          (a) Neither the Company nor Cascade Capital Corporation (the only Person authorized or employed by the Company as agent, broker, dealer or otherwise in connection with the offering or sale of the Notes or any similar security of the Company, other than employees of the Company) has offered any of the Notes or any similar security of the Company for sale to, or solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any prospective purchaser, other than the number of institutional investors (including you) set forth in PART
     2.17 OF ANNEX 3, each of whom was offered all or a portion of the Notes at private sale for investment.

          (b) Neither the Company nor any of the Subsidiaries, nor any agent acting on behalf of any of them, has taken any action that would subject the issue or sale of the Notes to the registration provisions of section 5 of the Securities Act or to the registration, qualification or other similar provisions of any securities or "blue sky" law of any applicable jurisdiction.

     2.18 USE OF PROCEEDS OF NOTES.

          (A) USE OF PROCEEDS. The Company shall use the proceeds of the sale of the Notes to repay variable-rate short-term indebtedness for money borrowed.

          (B) MARGIN SECURITIES. None of the transactions contemplated herein and in the Notes (including, without limitation, the use of the proceeds from the sale of the

                                       11                Note Purchase Agreement

                                              2.  WARRANTIES AND REPRESENTATIONS

     Notes) violates, will violate or will result in a violation of section 7 of the Exchange Act, or any regulation issued pursuant thereto, including, without limitation, Regulation G, Regulation T and Regulation X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. Neither the Company nor any Subsidiary intends to use the proceeds of the sale of the Notes for the purpose of "buying or carrying" (as defined in said Regulation G), or refinancing borrowings that were used for the purpose of buying or carrying, any "margin stock" (as defined in said Regulation G).

          (C) ABSENCE OF FOREIGN OR ENEMY STATUS. Neither the sale of the Notes nor the use of proceeds from the sale thereof will result in a violation of any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended), or any ruling issued thereunder or any enabling legislation or Presidential Executive Order in connection therewith.

3.   CLOSING CONDITIONS

     Your obligation to purchase and pay for the Notes to be delivered to you at the Closing is subject to the conditions precedent set forth in this Section 3. The failure of the Company to satisfy such conditions shall not operate to waive any of your rights against the Company.

     3.1  OPINIONS OF COUNSEL.

     You shall have received from

          (a) Hyman Bielsky, general counsel of the Company, and

          (b) Hebb & Gitlin, your special counsel,

closing opinions, each dated as of the Closing Date, substantially in the respective forms set forth in Exhibit B1 and Exhibit B2 and as to such other matters as you may reasonably request. This Section 3.1 shall constitute direction by the Company to such counsel named in the foregoing subsection (a) to deliver such closing opinion to you.

     3.2  WARRANTIES AND REPRESENTATIONS TRUE.

     The warranties and representations contained in Section 2 shall be true on the Closing Date with the same effect as though made on and as of that date.

     3.3  OFFICERS' CERTIFICATES.

     You shall have received

          (a) a certificate dated the Closing Date and signed by a Senior Officer, substantially in the form of Exhibit C, and

          (b) a certificate dated the Closing Date and signed by the Secretary or an Assistant Secretary of the Company, substantially in the form of Exhibit D.

                                       12                Note Purchase Agreement

                                                          3.  CLOSING CONDITIONS

     3.4  LEGALITY.

     The Notes shall on the Closing Date qualify as a legal investment for you under applicable insurance law (without regard to any "basket" or "leeway" provisions), and the acquisition thereof shall not subject you to any penalty or other onerous condition pursuant to any such law or regulation, and you shall have received such evidence as you may reasonably request to establish compliance with this condition.

     3.5  PRIVATE PLACEMENT NUMBER.

     The Company shall have obtained or caused to be obtained a private placement number for the Notes from the CUSIP Service Bureau of Standard & Poor's, a division of McGraw-Hill, Inc., and you shall have been informed of such private placement number.

     3.6  EXPENSES.

     All fees and disbursements required to be paid pursuant to Section 1.4 shall have been paid in full.

     3.7  OTHER PURCHASERS.

     None of the Other Purchasers shall have failed to execute and deliver a Note Purchase Agreement or to accept delivery of or make payment for the Notes to be purchased by it on the Closing Date.

     3.8  PROCEEDINGS SATISFACTORY.

     All proceedings taken in connection with the issuance and sale of the Notes and all documents and papers relating thereto shall be satisfactory to you and your special counsel. You and your special counsel shall have received copies of such documents and papers as you or they may reasonably request in connection therewith or in connection with your special counsel's closing opinion, all in form and substance satisfactory to you and your special counsel.

4.   PRINCIPAL PAYMENTS

     4.1  OPTIONAL PREPAYMENTS.

          (A) OPTIONAL PREPAYMENTS. The Company may prepay the principal amount of the Notes in whole or in part, at any time, in multiples of One Million Dollars ($1,000,000) (or, if the aggregate outstanding principal amount of the Notes is less than One Million Dollars ($1,000,000) at such time, then such principal amount), together with

               (i) an amount equal to the Make-Whole Amount due at such time in respect of the principal amount of the Notes being so prepaid, and

               (ii) interest on such principal amount then being prepaid accrued to the prepayment date.

                                       13                Note Purchase Agreement

                                                           4. PRINCIPAL PAYMENTS

          (B) NOTICE OF OPTIONAL PREPAYMENT. The Company will give notice of any optional prepayment of the Notes to each holder of Notes not less than thirty (30) days nor more than sixty (60) days before the specified prepayment date, stating:

               (i)   the specified prepayment date;

               (ii)  the Section under which the prepayment is to be made;

               (iii) the principal amount of each Note to be prepaid on such date;

               (iv) the interest to be paid on each such Note, accrued to the specified prepayment date, and

               (v) the calculation (with details) of an estimated Make-Whole Amount, if any, (calculated as if the date of such notice was the specified prepayment date) due in connection with such prepayment.

     Notice of prepayment having been so given, the aggregate principal amount of the Notes to be prepaid stated in such notice, together with the Make-Whole Amount as of the specified prepayment date, if any, and interest thereon accrued to the specified prepayment date, shall become due and payable on the specified prepayment date. Two (2) Business Days prior to the making of such prepayment, the Company shall deliver to each holder of Notes by facsimile transmission a certificate of a Senior Financial Officer specifying the details of the calculation of such Make-Whole Amount as of the specified prepayment date.

     4.2  PREPAYMENTS AMONG NOTEHOLDERS.

     If at the time any prepayment of the principal of the Notes made pursuant to Section 4.1 is due there is more than one Note outstanding, the aggregate principal amount of each such optional partial prepayment of the Notes shall be allocated among the Notes at the time outstanding pro rata in proportion to the respective unpaid principal amounts of all such outstanding Notes.

     4.3  NOTATION OF NOTES ON PREPAYMENT.

     Upon any partial prepayment of a Note, the holder of such Note may (but shall not be required to), at its option,

          (a) surrender such Note to the Company pursuant to Section 5.2 in exchange for a new Note in a principal amount equal to the principal amount remaining unpaid on the surrendered Note,

          (b) make such Note available to the Company for notation thereon of the portion of the principal so prepaid, or

          (c) mark such Note with a notation thereon of the portion of the principal so prepaid.

                                       14                Note Purchase Agreement

                                                           4. PRINCIPAL PAYMENTS

In case the entire principal amount of any Note is prepaid, such Note shall be surrendered to the Company for cancellation and shall not be reissued, and no Note shall be issued in lieu of the prepaid principal amount of any Note.

     4.4  OFFER TO PREPAY UPON CHANGE IN CONTROL.

          (A)  IN GENERAL.  In the event that there occurs both

               (i)  a Designated Event, and

               (ii) a Rating Decline attributable at least in part to such Designated Event,

     each holder of the Notes shall have the right, at the holder's option, to require the Company to prepay all or any part of such holder's Notes on the date (the "PREPAYMENT DATE") that is one hundred (100) days after the occurrence of the first of any Rating Declines in respect of such Designated Event, at one hundred percent (100%) of the principal amount thereof, together with interest accrued to (but not including) the Prepayment Date and a Make-Whole Amount determined as of the Prepayment Date.

          (B) NOTICE OF OFFER TO PREPAY. The Company shall notify each holder of Notes on or before the twenty-eighth (28th) day after the date of the occurrence of such Rating Decline of the occurrence of the Designated Event and the Rating Decline and of the Company's offer to prepay the Notes (and such notice shall constitute such offer). Such notice shall be executed by a Senior Officer and shall

               (i)    specify the Prepayment Date;

               (ii)   state that such offer is made pursuant to Section 4.4;

               (iii) state the principal amount of each Note offered to be prepaid;

               (iv) state the amount of interest that would be due on each such Note offered to be prepaid, accrued to the Prepayment Date;

               (v) set forth the calculation (with details) of an estimated Make-Whole Amount, if any, due in connection with such prepayment (calculated as if the Prepayment Date was the date of the occurrence of the Rating Decline with respect thereto and the offer to prepay was accepted in full);

               (vi) describe, in reasonable detail, the nature and date of the Designated Event and the relevant Rating Decline; and

               (vii) contain a conspicuous legend stating that each holder of Notes shall be deemed to have rejected such offered prepayment if such holder shall not have sent a notice of acceptance to the Company prior to the tenth (10th) day prior to the Prepayment Date, and specify such tenth (10th) prior day.

                                       15                Note Purchase Agreement

                                                          4.  PRINCIPAL PAYMENTS

          (C) ACCEPTANCE OF OFFER. To accept such offer, the holder of a Note must send, at least ten (10) days (the "OFFER ACCEPTANCE DATE") prior to the Prepayment Date, a notice to the Company of the holder's acceptance of such offer. Such notice shall specify the portion of such holder's Notes with respect to which such acceptance applies. Such acceptance will be irrevocable. If so accepted, the aggregate principal amount of the Notes to be prepaid specified in such acceptance, together with the Make-Whole Amount as of the Prepayment Date, if any, and interest thereon accrued to the Prepayment Date, shall become due and payable on the Prepayment Date. If a holder of Notes shall not have responded to such offered prepayment on or prior to the Offer Acceptance Date, such holder shall be deemed to have rejected such offered prepayment.

          (D) INFORMATION RE ACCEPTANCES. The Company shall respond promptly to all (oral and written) inquiries from holders of Notes regarding the amount of Notes held by other holders of Notes in respect of which the Company has received acceptances and the identity of such other holders.

          (E) NOTICE CONCERNING STATUS OF HOLDERS OF NOTES. Promptly after each Prepayment Date and the making of all prepayments contemplated on such Prepayment Date under this Section 4.4 (and, in any event, within thirty
     (30) days thereafter), the Company shall deliver to each remaining holder of Notes a certificate signed by a Senior Officer containing a list of the then current holders of Notes (together with their addresses) and setting forth as to each such holder the outstanding principal amount of Notes held by each such holder at such time.

     4.5  NO OTHER PREPAYMENTS; ACQUISITION OF NOTES.

     Except for prepayments made in accordance with this Section 4, the Company may not make any prepayment of principal in respect of the Notes. The Company will not, and will not permit any Subsidiary or any Affiliate to, directly or indirectly, acquire or make any offer to acquire any Notes.

5.   REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES

     5.1  REGISTRATION OF NOTES.

     The Company will keep at its office, maintained pursuant to Section 6.3, a register for the registration and transfer of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. The Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary.

     5.2  EXCHANGE OF NOTES.

          (A) EXCHANGE OF NOTES. Upon surrender of any Note at the office of the Company maintained pursuant to Section 6.3, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder's attorney duly authorized in writing, the Company will execute and deliver, at the

                                       16                Note Purchase Agreement

                               5.  REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES

     Company's expense (except as provided in this Section 5.2(a) below), a new Note or Notes in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit A. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. Each such new Note shall carry the same rights to unpaid interest and interest to accrue that were carried by the Note so exchanged or transferred. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than Five Hundred Thousand Dollars ($500,000), provided that a holder of Notes may transfer its entire holding of Notes regardless of the principal amount of such holder's Notes.

          (B) COSTS. The Company will pay the cost of delivering to or from such holder's home office or custodian bank from or to the Company, insured to the reasonable satisfaction of such holder, the surrendered Note and any
     Note issued in substitution or replacement for the surrendered Note.

          (C) ACTIONS OF NOTEHOLDER. Each holder of Notes agrees that in the event it shall sell or transfer any Note without surrendering such Note to the Company as set forth in Section 5.2(a), it shall

               (i) prior to the delivery of such Note make a notation thereon of all principal, if any, prepaid on such Note and shall also indicate thereon the date to which interest shall have been paid on such Note, and

               (ii) promptly notify or cause the transferee to notify the Company of the name and address of the transferee of any such Note so transferred and the effective date of such transfer.

     5.3  REPLACEMENT OF NOTES.

     Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an institutional investor, notice from such institutional investor of such ownership (or of ownership by such institutional investor's nominee) and such loss, theft, destruction or mutilation), and

          (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company (provided that if the holder of such Note is an institutional investor or a nominee of an institutional investor, such holder's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

          (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense will execute and deliver, in lieu thereof, a replacement Note, dated and bearing interest from the date to which interest shall have been paid on such lost,

                                      17                 Note Purchase Agreement

                                5. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES

stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

     5.4  ISSUANCE TAXES.

     The Company will pay all taxes (if any) due (but not, in any event, income taxes) in connection with and as the result of the initial issuance and sale of the Notes and in connection with any modification, waiver or amendment of this Agreement or the Notes and shall save each holder of Notes harmless without limitation as to time against any and all liabilities with respect to all such taxes.

6.   COVENANTS

     The Company covenants that on and after the Closing Date and so long as any of the Notes shall be outstanding:

     6.1  PAYMENT OF TAXES AND CLAIMS.

     The Company will, and will cause each Subsidiary to, pay before they become delinquent,

          (a) all taxes, assessments and governmental charges or levies imposed upon it or its Property, and

          (b) all claims or demands of materialmen, mechanics, carriers, warehousemen, vendors, landlords and other like Persons that, if unpaid, might result in the creation of a statutory, regulatory or common law Lien upon its Property, provided, that items of the foregoing description need not be paid so long as such items are being actively contested in good faith and by appropriate proceedings, reasonable book reserves in accordance with GAAP have been established and maintained with respect thereto, and such items, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     6.2  MAINTENANCE OF PROPERTIES; CORPORATE EXISTENCE; ETC.

     The Company will, and will cause each Subsidiary to:

          (A) PROPERTY -- maintain its Property in good condition, ordinary wear and tear and obsolescence excepted, and make all necessary renewals, replacements, additions, betterments and improvements thereto, provided that this Section 6.2(a) shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its Properties if such discontinuance is desirable in the conduct of its business and such discontinuance could not reasonably be expected to have a Material Adverse Effect;

          (B) INSURANCE -- maintain, with financially sound and reputable insurers, insurance with respect to its Property and business against such casualties and contingencies, of such types and in such amounts as is customary in the case of corporations of established reputations engaged in the same or a similar business and similarly situated provided that self-insurance, to the extent reasonable and prudent, and

                                       18                Note Purchase Agreement

                                                                   6.  COVENANTS

     to the extent customary among such corporations, will satisfy the requirements of this Section 6.2(b);

          (C) FINANCIAL RECORDS -- keep proper books of record and account, in which full and correct entries shall be made of all dealings and transactions of or in relation to the Properties and business thereof, and which will permit the production of financial statements in accordance with GAAP;

          (D) CORPORATE EXISTENCE AND RIGHTS -- do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, corporate rights (charter and statutory) and corporate franchises except as permitted by Section 6.4; and

          (E) COMPLIANCE WITH LAW -- comply with all laws, ordinances and governmental rules and regulations to which it is subject (including, without limitation, any Environmental Protection Law) and obtain all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of its Properties and the conduct of its business except for such violations and failures to obtain that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     6.3  PAYMENT OF NOTES AND MAINTENANCE OF OFFICE.

     The Company will punctually pay, or cause to be paid, the principal of and interest (and Make-Whole Amount, if any) on, the Notes, as and when the same shall become due according to the terms hereof and of the Notes, and will maintain an office at the address of the Company as provided in Section 10.1 where notices, presentations and demands in respect hereof or the Notes may be made upon it. Such office will be maintained at such address until such time as the Company shall notify the holders of the Notes of any change of location of such office, which will in any event be located within the United States of America.

     6.4  MERGER.

     The Company will not merge into, consolidate with, or sell, lease, transfer or otherwise dispose of all or substantially all of its Property to any other Person, provided that the foregoing restriction does not apply an Acceptable Acquisition, so long as the Company is the surviving corporation, and immediately after giving effect to such transaction, no Default or Event of Default would exist.

     6.5  MAINTENANCE OF SHAREHOLDERS' EQUITY.

     The Company will at all times maintain Consolidated Shareholders' Equity in an amount not less than

          (a) Three Hundred Sixty Million Dollars ($360,000,000), plus

          (b) the sum of the amounts calculated with respect to each fiscal quarter of the Company ended after January 1, 1994 equal, with respect to each such fiscal quarter, to the greater of fifty percent (50%) of Consolidated Net Income for such fiscal quarter or zero (0).

                                       19                Note Purchase Agreement

                                                                   6.  COVENANTS

     6.6  MAINTENANCE OF DEBT TO CAPITAL RATIO.

     The Company will at all times maintain the ratio of Consolidated Debt to Consolidated Total Capitalization in an amount not greater than 0.5 to 1, in each case determined at such time.

     6.7  MAINTENANCE OF INTEREST COVERAGE RATIO.

     The Company will at all times maintain the ratio of Consolidated EBIT to Consolidated Interest Expense in an amount not less than 2.5 to 1, in each case determined in respect of the then most recently ended period of four (4) fiscal quarters of the Company.

     6.8  LEASES.

     The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist, any obligation as lessee for the rental or hire of any Property, except:

          (a) leases existing on the date of this Agreement and any extensions or renewals therefor;

          (b) Capital Leases secured by Liens permitted by Section 6.9; and

          (c) obligations as lessee under leases for rental payments in any fiscal year of the Company up to an aggregate amount determined in respect of the Company and the Restricted Subsidiaries on a consolidated basis not exceeding ten percent (10%) of Consolidated Shareholders' Equity required to be maintained pursuant to Section 6.5, in each case determined at the end of such fiscal year.

     6.9  LIENS.

          (A) GENERALLY. The Company will not, and will not permit any Restricted Subsidiary to, cause or permit, or agree or consent to cause or permit in the future (upon the happening of a contingency or otherwise), any of their Property, whether now owned or hereafter acquired, at any time to be subject to a Lien except:

               (I) CREDIT AGREEMENT -- Liens in favor of the "Agent" (as defined in the Credit Agreement) securing "Loans" (as defined in the Credit Agreement) made under the Credit Agreement provided that the Company shall have caused to be made provision whereby the Notes are secured equally and ratably with all obligations secured by such Liens pursuant to such agreements and instruments as shall be approved by the Required Holders, and the Company shall have caused to be delivered to each holder of a Note an opinion of independent counsel acceptable to the Required Holders to the effect that such agreements and instruments are enforceable in accordance with their terms and comply with the terms of this Agreement;

               (II) TAXES, ETC. -- Liens for taxes or assessments or other government charges or levies if not yet due and payable or if due and payable if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained;

                                       20                Note Purchase Agreement

                                                                   6.  COVENANTS

               (III) ORDINARY COURSE -- Liens imposed by law, such as mechanics', materialmen's landlord's, warehousemen's and carrier's Liens, and other similar Liens securing obligations incurred in the ordinary course of business that are not past due for more than thirty
          (30) days, or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established;

               (IV) WORKERS' COMPENSATION -- Liens arising under workers' compensation, unemployment insurance, social security and similar legislation (other than ERISA);

               (V) BID AND PERFORMANCE BONDS -- Liens in the form of deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases (to the extent permitted under the terms of this Agreement), public and statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, and other similar obligations arising in the ordinary course of business;

               (VI) JUDGMENT LIENS -- judgment and other similar Liens arising in connection with court proceedings; provided that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

               (VII) REAL ESTATE -- easements, rights-of-way, and other similar restrictions and encumbrances that, in the aggregate, do not materially interfere with the occupation, use and enjoyment by the Company or any Restricted Subsidiary of the Property encumbered thereby in the ordinary course of their respective businesses or materially impair the value of the Property subject thereto;

               (VIII) INTRA-GROUP LIENS -- Liens securing obligations of a Restricted Subsidiary to the Company or another Restricted Subsidiary;

               (IX) PURCHASE MONEY LIENS, ETC. -- purchase money Liens on any Property hereafter acquired or the assumption of any Lien on Property existing at the time of such acquisition, or a Lien incurred in connection with any conditional sale or other title retention agreement or a Capital Lease, so long as:

                    (A) such Property is acquired by the Company or a Restricted
               Subsidiary in the ordinary course of its business and a purchase money Lien on any such Property is created contemporaneously with such acquisition;

                    (B) the obligation secured by any Lien so created, or
               assumed or existing shall not exceed seventy-five percent (75%) of the lesser of cost or Fair Market Value as of the time of acquisition of the Property covered thereby to the Company or the Restricted Subsidiary acquiring the same;

                                       21                Note Purchase Agreement

                                                                   6.  COVENANTS

                    (C) each such Lien shall attach only to the Property so
               acquired and fixed improvements thereon; and

                    (D) the sum, at any time, of the aggregate amount of all
               obligations secured by all such Liens (including the aggregate amount of Attributable Debt outstanding in respect of Sale and Lease-Back Transactions secured by Liens permitted by this
               Section 6.9(a)(ix)) does not exceed an amount equal to ten percent (10%) of the amount of Consolidated Shareholders' Equity required to be maintained pursuant to Section 6.5, in each case determined at such time;

               (X) CLOSING DATE LIENS -- Liens existing as of the Closing Date and described in PART 6.9(A)(X) OF ANNEX 3;

               (XI) BASKET LIENS -- additional Liens securing obligations ("BASKET OBLIGATIONS") not otherwise permitted to be secured by this
          Section 6.9(a) so long as the sum of the aggregate amount of outstanding Basket Obligations plus the Sale and Lease-Back Basket Amount does not at any time exceed an amount equal to five percent (5%) of Consolidated Shareholders' Equity required to be maintained pursuant to Section 6.5, in each case determined at such time.

          (B) EQUAL AND RATABLE LIEN; EQUITABLE LIEN. In case any Property shall be subjected to a Lien in violation of this Section 6.9, the Company will forthwith make or cause to be made, to the fullest extent permitted by applicable law, provision whereby the Notes will be secured equally and ratably as to such Property with all other obligations secured thereby pursuant to such agreements and instruments as shall be approved by the Required Holders, and the Company will promptly cause to be delivered to each holder of a Note an opinion of independent counsel satisfactory to the Required Holders to the effect that such agreements and instruments are enforceable in accordance with their terms, and in any event the Notes shall have the benefit, to the full extent that, and with such priority as, the holders of Notes may be entitled under applicable law, of an equitable Lien on such Property (and any proceeds thereof) securing the Notes. Such violation of this Section 6.9 will constitute an Event of Default hereunder, whether or not any such provision is made or any equitable Lien is created pursuant to this Section 6.9(b).

          (C) CONSTRUCTION. Nothing in this Section 6.9 shall be construed to permit the incurrence or existence of any Debt not otherwise permitted by this Agreement. Nothing in this Agreement that permits the incurrence or existence of any Debt shall be construed to permit the incurrence or existence of a Lien securing such Debt unless such Lien is permitted by this Section 6.9.

     6.10 LIMITATION ON SALE AND LEASE-BACK TRANSACTIONS.

     The Company will not, and will not permit any Restricted Subsidiary to, enter into any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of any Principal Property, whether now owned or hereafter acquired (except for temporary leases for a term, including any renewal thereof, of not more than three (3) years and except for leases between the Company and any Restricted Subsidiary, between any Restricted

                                       22                Note Purchase Agreement

                                                                   6.  COVENANTS

Subsidiary and the Company or between Restricted Subsidiaries), which Property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person with the intention of taking back a lease of such Property (a "SALE AND LEASE-BACK TRANSACTION") unless

          (A) PURCHASE MONEY LIENS -- the Liens securing the obligations arising in respect of such Sale and Lease-Back Transaction are permitted by Section 6.9(a)(ix),

          (B) BASKET LIENS -- the Liens securing the obligations arising in respect of such Sale and Lease-Back Transaction are permitted by Section 6.9(a)(xi), or

          (C) DEBT REPAYMENT -- the Company shall apply, within two hundred seventy (270) days of the effective date of any such arrangement, an amount equal to the Attributable Debt in respect of such Sale and Lease-Back Transaction to the prepayment or retirement (other than any mandatory prepayment or retirement) of Debt incurred or assumed by the Company or any Restricted Subsidiary (other than Debt owed to the Company or any Restricted Subsidiary) which by its terms matures at or is extendible or renewable at the option of the obligor to a date more than twelve (12) months after the date of the creation of such indebtedness (which prepayment, if such Debt is the Debt evidenced by the Notes, shall be made in accordance with Section 4.1).

     6.11 INVESTMENTS.

     The Company will not, and will not permit any Restricted Subsidiary to, make any loan or advance to any Person or purchase or otherwise acquire any capital stock, Property (other than inventory, equipment or real estate purchased in the ordinary course of business), obligations or other securities of, make any capital contribution to, or otherwise invest in, or acquire any interest in, any person (any of the foregoing being "INVESTMENTS"), except:

          (a) direct obligations of the United States of America or any agency thereof with maturities of one year or less from the date of acquisition;

          (b) commercial paper of a domestic issuer rated at least "A-1" by Standard & Poor's Corporation or "P-1" by Moody's Investors Service, Inc. or participations (under asset sales programs) in loans made by banks to borrowers whose commercial paper is so rated;

          (c) certificates of deposit with maturities of one year or less from the date of acquisition issued by any commercial bank operating within the United States of America having capital and surplus in excess of One Hundred Fifty Million Dollars ($150,000,000), or certificates of deposit with maturities of one year or less from the date of acquisition and which are covered by Federal Deposit Insurance Corporation insurance, issued by any commercial bank operating within the United States of America, without regard to the capital and surplus of that bank;

          (d) stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to the Company or any such Restricted Subsidiary;

                                       23                Note Purchase Agreement

                                                                   6.  COVENANTS

          (e)  any Acceptable Acquisition;

          (f) direct obligations of states or municipalities of the United States rated at least "A" by Standard & Poor's Ratings Group, a division of McGraw Hill, Inc. or by Moody's Investors Service, Inc.;

          (g) other financial market instruments rated at least "A" by Standard & Poor's Corporation or by Moody's Investors Service, Inc. or backed by instruments so rated; and

          (h) other Investments in an aggregate amount (valued at cost) at any one time not exceeding an amount equal to ten percent (10%) of Consolidated Shareholders' Equity.

Any corporation that becomes a Restricted Subsidiary after the Closing Date shall be deemed to have made, at the time it becomes a Restricted Subsidiary, all Investments of such corporation existing immediately after it becomes a Restricted Subsidiary.

     6.12 SALE OF ASSETS.

     The Company will not, and will not permit any Restricted Subsidiary to, sell, lease, assign, transfer or otherwise dispose of any of its now owned or hereafter acquired Property (including, without limitation, shares of stock and indebtedness of such Restricted Subsidiaries, receivables and leasehold interests); provided that the foregoing prohibition will not apply to the sale, lease assignment, transfer or other disposition of

          (a) inventory in the ordinary course of business;

          (b) Property no longer used or useful in the conduct of its business;

          (c) Property from a Restricted Subsidiary to the Company; and

          (d) other Property, so long as the aggregate book value of all such other Property disposed of during any fiscal year of the Company does not exceed an amount equal to fifteen percent (15%) of Consolidated Shareholders' Equity determined as of the end of the then most recently ended fiscal year of the Company.

     6.13 STOCK OF SUBSIDIARIES.

     The Company will not, and will not permit any Restricted Subsidiary to, sell or otherwise dispose of any shares of capital stock of any of the Restricted Subsidiaries, except in connection with a transaction permitted under
Section 6.12.

     6.14 DESIGNATION OF SUBSIDIARIES.

          (A) RIGHT TO DESIGNATE SUBSIDIARIES. The Company may designate each Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary, as provided in this Section 6.14.

                                       24                Note Purchase Agreement

                                                                   6.  COVENANTS

          (B)  INITIAL DESIGNATION.

               (I) SUBSIDIARIES IN EXISTENCE ON THE CLOSING DATE. Each Subsidiary in existence on the Closing Date shall be deemed to have been designated as an Unrestricted Subsidiary unless the Company shall indicate in PART 2.3(A) OF ANNEX 3 that such Subsidiary is a Restricted Subsidiary.

               (II) SUBSIDIARIES ACQUIRED AFTER THE CLOSING DATE. The Company may, within thirty (30) days after the acquisition or creation of any Subsidiary, designate such Subsidiary as an Unrestricted Subsidiary or a Restricted Subsidiary and may notify the holders of the Notes within such thirty (30) day period. If such notice is sent to the holders of the Notes within thirty (30) days after the acquisition or creation of such Subsidiary, such designation shall be retroactive to the date of such acquisition or creation. If the Company fails to so make such designation (and send such notice) within such thirty (30) day period, such Subsidiary shall be deemed to have been retroactively (to the date of creation or acquisition) designated as an Unrestricted Subsidiary.

          (C) DESIGNATION OF SUBSIDIARIES AFTER INITIAL DESIGNATION. The Company may, at any time after the initial designation of a Subsidiary as an Unrestricted Subsidiary, designate such Subsidiary as a Restricted Subsidiary, by notice sent (and dated the date of such sending) simultaneously to each holder of Notes. Such designation shall take effect upon the sending of such notice. No designation will be permitted to be made and no notice will be permitted to be sent at any time when a Default or an Event of Default is outstanding, and all designations made and notices sent at any such time will be ineffective. After the designation of a Subsidiary as a Restricted Subsidiary, no further designations of such Subsidiary will at any time be permitted or effective.

          (D) EFFECT OF DESIGNATIONS ON FINANCIAL CALCULATIONS. Calculations of financial amounts or ratios required by this Agreement to be made as of any date prior to the effective date of any designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary shall not be restated as a result of such designation.

     6.15 LINE OF BUSINESS.

     The Company will, and will cause each Restricted Subsidiary to, engage in an efficient and economical manner in a business of the same general type as conducted by it on the Closing Date.

     6.16 TRANSACTIONS WITH AFFILIATES.

     The Company will not, and will not permit any Restricted Subsidiary to, enter into any transaction, including, without limitation, the purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Restricted Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

                                       25                Note Purchase Agreement

                                                                   6.  COVENANTS

     6.17 ENVIRONMENTAL COMPLIANCE.

          (a) The Company will, and will cause each of the Subsidiaries to, comply with, all applicable Environmental Protection Laws, except where all such failures to comply, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          (b) The Company will, and will cause the Subsidiaries to,

              (i) keep all of their respective Properties free of any Lien imposed pursuant to such Environmental Protection Laws; and

              (ii) pay or cause to be paid when due any and all costs in connection with the foregoing, including, without limitation, the cost of removal, treatment and disposal of any Hazardous Materials.

          (c) The Company will not, and will not permit any Subsidiary to, use its Properties to generate, manufacture, refine, produce, treat, store, handle, dispose of, transfer, process or transport Hazardous Materials other than in compliance with all requirements of law, except where all such failures to comply, individually or in the aggregate, will not have a Material Adverse Effect.

          (d) The Company agrees to indemnify and hold you and your directors, officers, agents and employees (collectively the "INDEMNITEES") free and harmless from and against all liability, loss, cost, damage and expense (including, without limitation, attorneys' fees and expenses incurred in connection with environmental compliance and clean-up obligations imposed under applicable Environmental Protection Laws) any such Indemnitee may sustain by reason of the assertion against it by any party of any claim in connection with any Hazardous Materials used, generated, treated, stored or otherwise located on any of the Properties of the Company or any of the Subsidiaries; provided, that such liability, loss, cost, damage or expense will not include any liability, loss, cost, damage or expense which results from any negligent act or omission of such Indemnitee. The foregoing indemnification will survive repayment of the Notes.

     6.18 RESTRICTIONS ON DIVIDENDS, ETC.

     The Company will not permit any Restricted Subsidiary to create or otherwise cause or suffer to exist or become effective any restriction (other than statutory, regulatory or common law restrictions) on the right or power of any Restricted Subsidiary to

          (a) pay dividends or make any other distributions on such Restricted Subsidiary's stock,

          (b) pay any Debt owed by such Restricted Subsidiary to the Company or any Restricted Subsidiary, or

          (c) transfer any of its Property to the Company or any other Restricted Subsidiary.

                                       26                Note Purchase Agreement

                                                                   6.  COVENANTS

     6.19 PENSION PLANS.

          (A) COMPLIANCE. The Company will, and will cause each ERISA Affiliate to, at all times with respect to each Pension Plan, comply with all applicable provisions of ERISA and the IRC.

          (B) PROHIBITED ACTIONS. The Company will not, and will not permit any ERISA Affiliate to:

              (i) engage in any "prohibited transaction" (as such term is defined in section 406 of ERISA or section 4975 of the IRC) or "reportable event" (as such term is defined in section 4043 of ERISA) that could result in the imposition of a tax or penalty;

              (ii) incur with respect to any Pension Plan any "accumulated funding deficiency" (as such term is defined in section 302 of ERISA), whether or not waived;

              (iii) terminate any Pension Plan in a manner that could result in the imposition of a Lien on the Property of the Company or any Subsidiary pursuant to section 4068 of ERISA or the creation of any liability under section 4062 of ERISA;

              (iv) fail to make any payment required by section 515 of ERISA;

              (v) incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan or any liability as a result of the termination of any Multiemployer Plan; or

              (vi) incur any liability or suffer the existence of any Lien on the Property of the Company or any ERISA Affiliate, in either case pursuant to Title I or Title IV of ERISA or pursuant to the penalty or excise tax or security provisions of the IRC, if the aggregate amount of the taxes, penalties, funding deficiencies, interest, amounts secured by Liens, and other liabilities in respect of any of the foregoing at any time could reasonably be expected to have a Material Adverse Effect.

          (C) FOREIGN PENSION PLANS. The Company will, and will cause each Subsidiary to, at all times, comply in all material respects with all laws, regulations and orders applicable to the establishment, operation, administration and maintenance of all Foreign Pension Plans, and pay when due all premiums, contributions and any other amounts required by applicable Foreign Pension Plan documents or applicable laws, except where the failure to comply with such laws, regulations and orders, and to make such payments, in the aggregate for all such failures, could not be reasonably expected to have a Material Adverse Effect.

                                       27                Note Purchase Agreement

                                                                   6.  COVENANTS

     6.20 PRIVATE OFFERING.

     The Company will not, and will not permit any Person acting on its behalf to, offer the Notes or any part thereof or any similar Securities for issue or sale to, or solicit any offer to acquire any of the same from, any Person so as to bring the issuance and sale of the Notes within the provisions of section 5 of the Securities Act.

7.   INFORMATION AS TO COMPANY

     7.1  FINANCIAL AND BUSINESS INFORMATION.

     The Company shall deliver to each holder of Notes:

          (A) QUARTERLY STATEMENTS -- as soon as practicable after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), and in any event within sixty (60) days thereafter,

               (i) a consolidated balance sheet of the Company and its consolidated subsidiaries as at the end of such quarter, and

               (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its consolidated subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case, in comparative form, the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified as complete and correct, subject to changes resulting from year-end adjustments, by a Senior Financial Officer, and accompanied by the certificate required by Section 7.2; provided, that delivery of copies of the Company's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission within the time period specified above shall be deemed to satisfy the requirements of this Section 7.1(a) so long as such Quarterly Report contains or is accompanied by the information specified in this Section 7.1(a);

          (B) ANNUAL STATEMENTS -- as soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred twenty
     (120) days thereafter, a consolidated balance sheet as at the end of such fiscal year, and consolidated statements of income, changes in shareholders' equity and cash flows, of the Company and its consolidated subsidiaries, and the Company and the Restricted Subsidiaries for such year, setting forth in the case of each consolidated financial statement, in comparative form, the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by

               (i) a report of independent certified public accountants of recognized national standing, which report shall, without qualification (including, without limitation, qualifications related to the scope of the audit or the ability of the Company or a subsidiary thereof to continue as a going concern), state that such financial statements of the Company and its consolidated subsidiaries present

                                       28                Note Purchase Agreement

                                                  7.  INFORMATION AS TO COMPANY


          fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such report in the circumstances, and

               (ii) the certificates required by Section 7.2 and Section 7.3,

     provided, that the delivery of the Company's Annual Report on Form 10-K for such fiscal year filed with the Securities and Exchange Commission within the time period specified above shall be deemed to satisfy the requirements of this Section 7.1(b) so long as such Annual Report contains or is accompanied by the reports and other information otherwise specified in this Section 7.1(b);

          (C)  SEC AND OTHER REPORTS -- promptly upon their becoming available,

               (i) each financial statement, report, notice or proxy statement sent by the Company or any Restricted Subsidiary to stockholders generally,

               (ii) each regular or periodic report (including, without limitation, each Form 10-K, Form 10-Q and Form 8-K), any registration statement which shall have become effective, and each final prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission (and any successor agency), and

               (iii) all press releases and other statements made available by the Company or any Restricted Subsidiary to the public concerning material developments in the business of the Company or the Restricted Subsidiaries;

          (D) NOTICE OF DEFAULT OR EVENT OF DEFAULT -- within five (5) days of becoming aware of the existence of any condition or event which constitutes a Default or an Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

          (E) NOTICE OF CLAIMED DEFAULT -- within five (5) days of becoming aware that the holder of any Note, or of any Debt of the Company or any Subsidiary, shall have given notice or taken any other action with respect to a claimed Default, Event of Default or default or event of default, a written notice specifying the notice given or action taken by such holder and the nature of the claimed Default, Event of Default or default or event of default and what action the Company is taking or proposes to take with respect thereto;

          (F)  ERISA --

               (i) within five (5) days of becoming aware of the occurrence of any "reportable event" (as such term is defined in section 4043 of ERISA) for which notice thereof has not been waived pursuant to regulations of the Department of Labor, or "prohibited transaction" (as such term is defined in section 406 of ERISA or section 4975 of the IRC) in connection with any Pension Plan or any trust



                                       29              Note Purchase Agreement

                                                  7.  INFORMATION AS TO COMPANY


          created thereunder, a written notice specifying the nature thereof, what action the Company is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and

               (ii) prompt written notice of and, where applicable, a description of

                    (A) any notice from the PBGC in respect of the commencement of any proceedings pursuant to section 4042 of ERISA to terminate any Pension Plan or for the appointment of a trustee to administer any Pension Plan, and any distress termination notice delivered to the PBGC under section 4041 of ERISA in respect of any Pension Plan, and any determination of the PBGC in respect thereof,

                    (B) the placement of any Multiemployer Plan in
               reorganization status under Title IV of ERISA, any Multiemployer Plan becoming "insolvent" (as such term is defined in section 4245 of ERISA) under Title IV of ERISA, or the whole or partial withdrawal of the Company or any ERISA Affiliate from any Multiemployer Plan and the withdrawal liability incurred in connection therewith, or

                    (C) the occurrence of any event, transaction or condition
               that could result in the incurrence of any liability of the Company or any ERISA Affiliate or the imposition of a Lien on the Property of the Company or any ERISA Affiliate, in either case pursuant to Title I or Title IV of ERISA or pursuant to the penalty or excise tax or security provisions of the IRC, provided that the Company shall not be required to deliver any such notice at any time when the aggregate amount of the actual or potential liability of the Company and the Subsidiaries in respect of all such events could not reasonably be expected to have a Material Adverse Effect;

          (G) AUDITOR'S REPORTS -- promptly after the submission of a report of accountants delivered in connection Section 7.1(b)(i) that is not unqualified, and until a subsequent unqualified report is submitted in connection Section 7.1(b)(i), each report submitted to the Company or any Subsidiary by independent accountants in connection with any annual, interim or special audit made of the books of the Company or any Subsidiary;

          (H) ACTIONS, PROCEEDINGS -- promptly after the commencement of any action or proceeding relating to the Company or any Subsidiary in any court or before any Governmental Authority or arbitration board or tribunal as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, is (together will all other such actions and proceedings) reasonably likely to have a Material Adverse Effect, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

          (I) OTHER CREDITORS -- promptly upon the request of any holder of Notes, copies of any statement, report or certificate furnished to any holder of Debt of the

                                       30                Note Purchase Agreement

                                                  7.  INFORMATION AS TO COMPANY



     Company or any Subsidiary to the extent that the information contained in such statement, report or certificate has not already been delivered to each holder of Notes;

          (J) RULE 144A -- promptly upon the request of any holder of Notes, information required to comply with 17 C.F.R. (S)230.144A, as amended from time to time; and

          (K) REQUESTED INFORMATION -- with reasonable promptness, such other data and information as from time to time may be requested by any holder of Notes.

     7.2  OFFICER'S CERTIFICATES.

     Each set of financial statements delivered to each holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer, setting forth:

          (A) COVENANT COMPLIANCE -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 6.5 through Section 6.14, inclusive, as of the end of the period covered by the financial statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

          (B) EVENT OF DEFAULT -- a statement that the signer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its subsidiaries from the beginning of the accounting period covered by the income statements being delivered therewith to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

     7.3  ACCOUNTANTS' CERTIFICATES.

     Each set of annual financial statements delivered pursuant to Section 7.1(b) shall be accompanied by a certificate of the accountants who were engaged to audit such financial statements, stating whether in making the examination necessary for the audit of such financial statements, such accountants have become aware of any condition or event that then constitutes a Default or an Event of Default and, if such accountants are aware that any such condition or event then exists, specifying the nature and period of existence thereof, provided that with respect to conditions or events that may have a Material Adverse Effect as provided in Section 6.17 and Section 6.19, such accountants are relying on the reasonable judgment of management in making such examinations.

     7.4  INSPECTION.

     The Company will permit the representatives of each holder of Notes to visit and inspect any of the Properties of the Company or any of its subsidiaries, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and

                                       31                Note Purchase Agreement

                                                   7. INFORMATION AS TO COMPANY


to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants (and by this provision the Company authorizes said accountants to discuss the finances and affairs of the Company and its subsidiaries) all at such reasonable times and as often as may be reasonably requested.

8.   EVENTS OF DEFAULT

     8.1  NATURE OF EVENTS.

     An "EVENT OF DEFAULT" shall exist if any of the following occurs and is continuing:

          (A) PRINCIPAL OR MAKE-WHOLE AMOUNT PAYMENTS -- the Company shall fail to make any payment of principal or Make-Whole Amount on any Note on or before the date such payment is due;

          (B) INTEREST PAYMENTS -- the Company shall fail to make any payment of interest on any Note on or before three (3) Business Days after the date such payment is due;

          (C) PARTICULAR COVENANT DEFAULTS -- the Company shall fail to perform or observe any covenant contained in Section 6.4 through Section 6.12, inclusive, and Section 7.1(d) and Section 7.1(e);

          (D) OTHER DEFAULTS -- the Company shall fail to comply with any other provision hereof, and such failure continues for more than thirty (30) days after such failure shall first become known to any Senior Officer;

          (E) WARRANTIES OR REPRESENTATIONS -- any warranty, representation or other statement by or on behalf of the Company contained herein or in any instrument furnished in compliance herewith or in reference hereto shall have been false or misleading in any material respect when made;

          (F)  DEFAULT ON DEBT --

               (i) the Company or any Subsidiary shall fail to make any payment on any Debt when due; or

               (ii) any event shall occur or any condition shall exist in respect of Debt of the Company or any Subsidiary, or under any agreement securing or relating to such Debt that has not, in the case of any individual event or condition, been permanently waived by the holders of such Debt, that immediately or with any one or more of the passage of time or the giving of notice:

                    (A) causes (or permits any one or more of the holders
               thereof or a trustee therefor to cause) such Debt, or a portion thereof, to become due prior to its stated maturity or prior to its regularly scheduled date or dates of payment; or



                                       32                Note Purchase Agreement

                                                          8.  EVENTS OF DEFAULT

                    (B) permits any one or more of the holders thereof or a
               trustee therefor to require the Company or any Subsidiary to repurchase such Debt from the holders thereof;

     provided that an Event of Default under this clause (f) shall not have occurred unless at least one of such Debts has at such time an outstanding principal balance of at least One Million Dollars ($1,000,000) or unless the aggregate principal amount of all such Debts is at such time at least Five Million Dollars ($5,000,000);

          (G)  INVOLUNTARY BANKRUPTCY PROCEEDINGS --

               (i) a receiver, liquidator, custodian or trustee of the Company or any Subsidiary, or of all or any substantial part of the Property of either, is appointed by court order and such order remains in effect for more than sixty (60) days; or an order for relief shall be entered with respect to the Company or any Subsidiary, or the Company or any Subsidiary is adjudicated a bankrupt or insolvent;

               (ii) all or any substantial part of the Property of the Company or any Subsidiary is sequestered by court order and such order shall remain in effect for more than sixty (60) days; or

               (iii) a petition is filed against the Company or any Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and is not be dismissed within sixty (60) days after such filing;

          (H) VOLUNTARY PETITIONS -- the Company or any Subsidiary files a petition in voluntary bankruptcy or seeks relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or shall consent to the filing of any petition against it under any such law;

          (I) ASSIGNMENTS FOR BENEFIT OF CREDITORS, ETC. -- the Company or a Subsidiary makes an assignment for the benefit of its creditors, or admits in writing its inability, or fails, to pay its debts generally as they become due, or consents to the appointment of a receiver, liquidator or trustee of the Company or a Subsidiary or of all or a substantial part of its Property; or

          (J) UNSATISFIED JUDGMENTS -- one or more judgments, decrees or orders for the payment of money in excess of Five Million Dollars ($5,000,000) in the aggregate shall be rendered against the Company or any Subsidiary and such judgments, decrees or orders shall continue unsatisfied and in effect for a period of thirty (30) consecutive days without being vacated, discharged, satisfied, or stayed or bonded pending appeal.

     8.2  DEFAULT REMEDIES.

          (A)  ACCELERATION ON EVENT OF DEFAULT.

               (i) If any Event of Default specified in Section 8.1(g), Section 8.1(h) or Section 8.1(i) shall exist, all of the Notes at the time outstanding shall


                                       33                Note Purchase Agreement

                                                          8.  EVENTS OF DEFAULT



          automatically become immediately due and payable together with interest accrued thereon and, to the extent permitted by law, the Make-Whole Amount at such time with respect to the principal amount of such Notes, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and,

               (ii) If any Event of Default other than those specified in
          Section 8.1(g), Section 8.1(h) and Section 8.1(i) shall exist, the holder or holders of at least twenty-five percent (25%) in principal amount of the Notes then outstanding (exclusive of Notes then owned by any one or more of the Company, any Subsidiary or any Affiliate) may exercise any right, power or remedy permitted to such holder or holders by law, and shall have, in particular, without limiting the generality of the foregoing, the right to declare the entire principal of, and all interest accrued on, all the Notes then outstanding to be, and such Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Company shall forthwith pay to the holder or holders of all the Notes then outstanding the entire principal of, and interest accrued on, the Notes and, to the extent permitted by law, the Make-Whole Amount at such time with respect to such principal amount of such Notes.

          (B) ACCELERATION ON PAYMENT DEFAULT. During the existence of an Event of Default described in Section 8.1(a) or Section 8.1(b), and irrespective of whether the Notes then outstanding shall have been declared to be due and payable pursuant to Section 8.2(a)(ii), any holder of Notes who or which shall have not consented to any waiver with respect to such Event of Default may, at his or its option, by notice in writing to the Company, declare the Notes then held by such holder to be, and such Notes shall thereupon become, forthwith due and payable together with all interest accrued thereon, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Company shall forthwith pay to such holder the entire principal of and interest accrued on such Notes and, to the extent permitted by law, the Make-Whole Amount at such time with respect to such principal amount of such Notes.

          (C) VALUABLE RIGHTS. The Company acknowledges, and the parties hereto agree, that the right of each holder to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) is a valuable right and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

          (D) OTHER REMEDIES. During the existence of an Event of Default and irrespective of whether the Notes then outstanding shall have been declared to be due and payable pursuant to Section 8.2(a) or Section 8.2(b) and irrespective of whether any holder of Notes then outstanding shall otherwise have pursued or be pursuing any other rights or remedies, any holder of Notes may proceed to protect and enforce its rights hereunder and under such Notes by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any agreement contained herein or in aid of the exercise of any power granted herein, provided that the maturity of such holder's Notes may be accelerated only in accordance with Section 8.2(a) and Section 8.2(b).

                                       34                Note Purchase Agreement

                                                          8.  EVENTS OF DEFAULT



          (e) NONWAIVER. No course of dealing on the part of any holder of Notes nor any delay or failure on the part of any holder of Notes to exercise any right shall operate as a waiver of such right or otherwise prejudice such holder's rights, powers and remedies.

     8.3  ANNULMENT OF ACCELERATION OF NOTES.

     If a declaration is made pursuant to Section 8.2(a)(ii), then and in every such case, the holders of at least sixty-six and two-thirds percent (66 2/3%) in aggregate principal amount of the Notes then outstanding (exclusive of Notes then owned by any one or more of the Company, any Subsidiaries and any Affiliates) may, by written instrument filed with the Company, rescind and annul such declaration, and the consequences thereof, provided that at the time such declaration is annulled and rescinded:

          (a) no judgment or decree shall have been entered for the payment of any moneys due on or pursuant hereto or the Notes;

          (b) all arrears of interest upon all the Notes and all other sums payable hereunder and under the Notes (except any principal of, or interest or Make-Whole Amount on, the Notes which shall have become due and payable by reason of such declaration under Section 8.2(a)(ii)) shall have been duly paid; and

          (c) each and every other Default and Event of Default shall have been waived pursuant to Section 10.5 or otherwise made good or cured;

and provided further that no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereon.

9.   INTERPRETATION OF THIS AGREEMENT

     9.1  TERMS DEFINED.

     As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

     ACCEPTABLE ACQUISITION -- means any Acquisition that has been either approved by the board of directors of the corporation which is the subject of such Acquisition or recommended by such board to the shareholders of such corporation. As used in this definition,

          Acquisition -- means any transaction pursuant to which the Company or any of the Restricted Subsidiaries

               (a) acquires equity securities (or warrants, options or other rights to acquire such securities) of any corporation other than the Company or any corporation that is not then a Subsidiary, pursuant to a solicitation of tenders therefor, or in one or more negotiated block, market or other transactions not involving a tender offer, or a combination of any of the foregoing,

               (b) makes any corporation a Subsidiary, or causes any such corporation to merge into the Company or any of the Subsidiaries, in any case

                                       35                Note Purchase Agreement

                                           9.  INTERPRETATION OF THIS AGREEMENT


          pursuant to a merger, purchase of assets or any reorganization providing for the delivery or issuance to the holders of such corporation's then outstanding stock, in exchange for such securities, of cash or securities of the Company, or any of the Subsidiaries or a combination thereof, or

               (c) purchases all or substantially all of the business or Property of any corporation.

     AFFILIATE -- means, at any time, a Person (other than a Wholly-Owned Restricted Subsidiary)

          (a) that directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, the Company,

          (b) that beneficially owns or holds five percent (5%) or more of any class of the Voting Stock of the Company,

          (c) five percent (5%) or more of the Voting Stock (or in the case of a Person that is not a corporation, five percent (5%) or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary, or

          (d) that is an officer or director (or a member of the immediate family of an officer or director) of the Company or any Subsidiary,

at such time.  As used in this definition,

          Control -- means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise provided that no Person shall be deemed to be in control of another Person solely by virtue of the ownership of Notes.

     AGREEMENT, THIS -- means this Note Purchase Agreement, as it may be amended and restated from time to time.

     ATTRIBUTABLE DEBT -- means, in respect of a Sale and Lease-Back Transaction, at any time, the present value (discounted at the rate of interest implicit in the terms of the lease involved in such Sale and Lease-Back Transaction, as determined in good faith by the Company) of the obligation of the lessee thereunder for rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges) during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

     BASKET OBLIGATIONS -- Section 6.9(a)(xi).

     BUSINESS DAY -- means a day other than a Saturday, a Sunday or, a day on which the bank designated by the holder of a Note to receive for such holder's account payments on such

                                       36                Note Purchase Agreement

                                           9.  INTERPRETATION OF THIS AGREEMENT



Note is required by law (other than a general banking moratorium or holiday for a period exceeding four (4) consecutive days) to be closed.

     CAPITAL LEASE -- means, at any time, a lease with respect to which the lessee is required to recognize, for accounting purposes, the acquisition of an asset and the incurrence of a liability at such time.

     CLOSING -- Section 1.2(b).

     CLOSING DATE -- Section 1.2(b).

     COMPANY -- has the meaning specified in the introductory sentence hereof.

     CONSOLIDATED DEBT -- means, at any time, an amount equal to the aggregate amount of Debt and Unfunded Pension Liabilities of the Company and the Restricted Subsidiaries, determined on a consolidated basis at such time. As used in this definition,

          Unfunded Pension Liabilities -- means, at any time, with respect to any Person, the amount (if any) by which the present value of all benefit liabilities (within the meaning of section 4001(a)(16) of ERISA) under each Pension Plan of such Person exceeds the Fair Market Value of all assets allocable to such benefit liabilities, as determined on the then most recent valuation date of each such Pension Plan in accordance with ERISA.

     CONSOLIDATED EBIT -- means, with respect to any period, an amount equal to

          (a) the amount of net income for the Company and its subsidiaries determined on a consolidated basis for such period, plus

          (b)  Consolidated Interest Expense for such period, plus

          (c)  the aggregate amount of

               (i)  taxes measured by income,

               (ii) the amount of income or loss attributable to items properly reportable as extraordinary items, and

               (iii)  the amount of losses from discontinued operations,

     incurred during such period by the Company and its subsidiaries (to the extent but only to the extent each of such items was reflected in the computation of such Consolidated Net Income), determined on a consolidated basis in respect of such period.

     CONSOLIDATED ENTITIES -- Section 9.2(b).

     CONSOLIDATED INTEREST EXPENSE -- means, for any period, the amount of interest expense (net of interest income) incurred by the Company and its subsidiaries during such period, determined on a consolidated basis.

                                       37                Note Purchase Agreement

                                           9.  INTERPRETATION OF THIS AGREEMENT



     CONSOLIDATED NET INCOME -- means, for any period, the amount of net earnings of the Company and the Restricted Subsidiaries, determined on a consolidated basis in respect of such period.

     CONSOLIDATED SHAREHOLDERS' EQUITY -- means, at any time, an amount equal to shareholders' equity of the Company and the Restricted Subsidiaries, determined on a consolidated basis at such time.

     CONSOLIDATED TOTAL CAPITALIZATION -- means, at any time, Consolidated Debt plus Consolidated Shareholders' Equity, determined at such time.

     CREDIT AGREEMENT -- means that certain Amended and Restated Credit Agreement, dated as of March 25, 1994, among Safety-Kleen Corp., the banks signatory thereto, and The Chase Manhattan Bank, N.A.

     DEBT -- with respect to any Person means, without duplication,

          (a)  its liabilities for borrowed money;

          (b) all indebtedness of such Person for the deferred purchase price of property or services (except trade payables paid within one hundred twenty (120) days from the date the goods were delivered or the services rendered);

          (c) obligations of such Person in respect of bankers acceptances, letters of credit or instruments serving a similar function issued or accepted by banks and other financial institutions for the account of such Person (whether or not representing obligations for borrowed money);

          (d) any Guaranty of such Person of any obligation or liability of another Person;

          (e) any liabilities for borrowed money secured by any Lien existing on Property owned by such Person (whether or not such liabilities have been assumed); and

          (f)  any obligations in respect of any Capital Lease of such Person.

As used in this definition,

          Guaranty -- means with respect to any Person (for the purposes of this definition, the "Guarantor") any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person (the "Primary Obligor") in any manner, whether directly or indirectly, including, without limitation, obligations incurred through an agreement, contingent or otherwise, by the Guarantor:

               (a) to purchase such indebtedness or obligation or any Property constituting security therefor;

               (b)  to advance or supply funds

                                      38                Note Purchase Agreement

                                            9.  INTERPRETATION OF THIS AGREEMENT


                    (i) for the purchase or payment of such indebtedness,
               dividend or obligation, or

                    (ii) to maintain working capital or other balance sheet
               condition or any income statement condition of the Primary Obligor or otherwise to advance or make available funds for the purchase or payment of such indebtedness, dividend or obligation;

               (c) to lease Property or to purchase securities or other Property or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of the Primary Obligor to make payment of the indebtedness or obligation; or

               (d) otherwise to assure the owner of the indebtedness or obligation of the Primary Obligor against loss in respect thereof.

     For purposes of computing the amount of any Guaranty, in connection with any computation of indebtedness or other liability,

               (i) in each case where the obligation that is the subject of such Guaranty is in the nature of indebtedness for money borrowed it shall be assumed that the amount of the Guaranty is the amount of the direct obligation then outstanding, and

               (ii) in each case where the obligation that is the subject of such Guaranty is not in the nature of indebtedness for money borrowed it shall be assumed that the amount of the Guaranty is the amount (if any) of the direct obligation that is then due.

     DECEMBER 28 LETTER -- means the separate letters from Cascade Capital Corporation to the Purchasers dated December 28, 1994.

     DEFAULT -- means an event or condition the occurrence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

     DESIGNATED EVENT -- shall be deemed to have occurred when any one or more of the following has occurred:

          (a) a "person" or "group" (within the meaning of section 13(d) and section 14(d)(2) of the Exchange Act, other than a holding company created as permitted by clause (c)(i) of this definition, becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of more than

               (i) twenty percent (20%) of the total voting power of all classes of stock of the Company then outstanding that are normally entitled to vote in elections of directors ("Company Voting Stock"), in each case where such "person" is not, and such group contains at least one "person" which is not, an "employee benefit plan" (as defined in section 3(3) of ERISA) maintained by the Company or any Subsidiary, or any trust or funding vehicle maintained thereunder (a "Company Plan"); or

                                       39                Note Purchase Agreement

                                             9. INTERPRETATION OF THIS AGREEMENT

               (ii) thirty percent (30%) of the total voting power of all Company Voting Stock, in each case where such "person" is, and each person comprising such group is, a Company Plan;

          (b) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Company's board of directors (together with any new director whose election by the Company's board of directors or whose nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office;

          (c) the Company consolidates with or merges into another corporation or conveys, transfers or leases all or substantially all of its assets to any person, or any corporation consolidates with or merges into the Company, in either event pursuant to a transaction in which Voting Stock of the Company is changed into or exchanged for cash, securities or other Property, provided that transactions involving solely

               (i) the creation of a public holding company or the reincorporation of the Company in another state, or

               (ii) the exchange of Company Voting Stock as consideration for the acquisition of another business or businesses, without change or exchange of any shares of Company Voting Stock outstanding immediately prior to such exchange, shall be excluded from this clause (c);

          (d) the Company, any Subsidiary or any Company Plan purchases or otherwise acquires, directly or indirectly, beneficial ownership of Company Voting Stock and, after giving effect to such purchase or acquisition, the Company (together with the Subsidiaries and any such Company Plans) shall have acquired, within any twelve (12) month period, a number of shares of the Company's Voting Stock equal to twenty percent (20%) or more of the number of shares of Company Voting Stock outstanding on the date immediately prior to the first such purchase or acquisition during such twelve (12) month period (as adjusted in such manner as the Company reasonably deems appropriate to reflect any stock dividends or stock splits during such period); or

          (e) on any date (a "Calculation Date")

               (i) (A) the Company makes any distribution or distributions of cash, Property or securities (other than regular dividends and distributions of capital stock, or rights to acquire capital stock, of the Company) to holders of Company Voting Stock, or

                    (B) the Company, any Subsidiary or any Company Plan
               purchases or otherwise acquires, directly or indirectly, beneficial ownership of Company Voting Stock, and

               (ii) the sum of the Fair Market Value (as determined in good faith by the Company's board of directors, which determination shall be conclusive) of

                                       40                Note Purchase Agreement

                                             9. INTERPRETATION OF THIS AGREEMENT

                    (A) such distribution or purchase, plus

                    (b) all other such distributions and purchases that have
               occurred during the preceding twelve (12) month period,

          is at least twenty percent (20%) of the Fair Market Value of the outstanding Company Voting Stock (based on the closing sale price of the Company Voting Stock as reported in The Wall Street Journal); such percentage is to be calculated on each Calculation Date by determining the percentage of the Fair Market Value of the outstanding Company Voting Stock as of such Calculation Date which is represented by the Fair Market Value of the distributions and purchases that have occurred on such date and adding to that percentage all of the percentages that have been similarly calculated on the Calculation Dates of all such distributions and purchases during the preceding twelve (12) month period.

     ENVIRONMENTAL PROTECTION LAW -- means any law, statute or regulation enacted by any jurisdiction in connection with or relating to the protection or regulation of the environment, including, without limitation, those laws, statutes and regulations regulating the disposal, removal, production, storing, refining, handling, transferring, processing or transporting of hazardous or toxic substances, and any orders, decrees or judgments issued by any court of competent jurisdiction in connection with any of the foregoing.

     ERISA -- means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     ERISA AFFILIATE -- means any corporation or trade or business that is a member of the same controlled group of corporations as the Company, or is under common control with the Company, in each case within the meaning of section 414(b) or section 414(c) of the IRC.

     EVENT OF DEFAULT -- Section 8.1

     EXCHANGE ACT -- means the Securities Exchange Act of 1934, as amended from time to time.

     FAIR MARKET VALUE -- means, with respect to any Property, the sale value of such Property that would be realized in an arm's-length sale at such time between an informed and willing buyer, and an informed and willing seller, under no compulsion to buy or sell, respectively.

     FOREIGN PENSION PLAN --  means any plan, fund or other similar program

          (a) established or maintained outside of the United States of America by any one or more of the Company or the Subsidiaries primarily for the benefit of the employees (substantially all of whom are aliens not residing in the United States of America) of the Company or such Subsidiaries, which plan, fund or other similar program provides for retirement income for such employees or results in a deferral of income for such employees in contemplation of retirement, and

          (b)  not otherwise subject to ERISA.

                                       41                Note Purchase Agreement

                                             9. INTERPRETATION OF THIS AGREEMENT

     GAAP -- means accounting principles as promulgated from time to time in statements, opinions and pronouncements by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board and in such statements, opinions and pronouncements of such other entities with respect to financial accounting of for-profit entities as shall be accepted by a substantial segment of the accounting profession in the United States.

     GOVERNMENTAL AUTHORITY -- means

          (a)  the government of

               (i) the United States of America and any State or other political subdivision thereof, or

               (ii) any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or that asserts any jurisdiction over the conduct of the affairs of, or the Property of the Company or any Subsidiary, and

          (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

     HAZARDOUS MATERIALS -- Section 2.13(a).

     INDEMNITEES -- Section 6.17(d).

     INVESTMENTS -- Section 6.11.

     IRC -- means the Internal Revenue Code of 1986, together with all rules and regulations promulgated pursuant thereto, as amended from time to time.

     LIEN -- means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property (for purposes of this definition, the "Owner"), whether such interest is based on the common law, statute or contract, and includes but is not limited to

          (a) the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes, and the filing of any financing statement under the Uniform Commercial Code of any jurisdiction, or an agreement to give any of the foregoing,

          (b) reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting real property,

          (c) stockholder agreements, voting trust agreements, buy-back agreements and all similar arrangements affecting the Owner's rights in stock owned by the Owner, and

          (d) any interest in any Property held by the Owner evidenced by a conditional sale agreement, Capital Lease or other arrangement pursuant to which title to such Property has been retained by or vested in some other Person for security purposes.

                                       42                Note Purchase Agreement

                                             9. INTERPRETATION OF THIS AGREEMENT

The term "Lien" does not include negative pledge clauses in loan agreements and equal and ratable security clauses in loan agreements that are substantially similar to Section 6.9(b).

     MAKE-WHOLE AMOUNT -- means, with respect to Prepaid Principal and the date the prepayment thereof is due (the "Prepayment Date") the greater of

          (a) zero (0),  or

          (b) an amount equal to the Present Value of the Prepaid Cash Flows determined in respect of such Prepaid Principal as of such Prepayment Date minus the amount of such Prepaid Principal.

As used in this definition,

          Prepaid Principal -- means any portion of the principal amount of any Debt being paid for any reason (including, without limitation, acceleration, optional prepayment or mandatory prepayment required because of the occurrence of a contingency) prior to its regularly scheduled maturity date.

          Present Value of the Prepaid Cash Flows -- means the sum of the present values of the then remaining scheduled payments of principal and interest that would have been payable in respect of such Prepaid Principal but that are no longer payable as a result of the early prepayment of such Prepaid Principal. In determining such present values,

               (i) the amount of interest accrued through and including the day immediately preceding such Prepayment Date on such Prepaid Principal since the scheduled interest payment date immediately preceding such Prepayment Date shall be deducted from the first of such payments of interest, and

               (ii) a discount rate equal to the Make-Whole Discount Rate determined with respect to such Prepaid Principal and such Prepayment Date divided by two (2), and a discount period of six (6) months of thirty (30) days each, shall be used.

          Make-Whole Discount Rate -- means fifty one-hundredths percent (0.50%) per annum plus the per annum percentage rate (rounded to the nearest three decimal (3) places) equal to the bond equivalent yield to maturity derived from the Telerate Rate, or if the Telerate Rate is not then available, the Applicable H.15 Rate determined as of the date that is two (2) Business Days prior to such Prepayment Date.

          Applicable H.15 -- means, at any time, the United States Federal Reserve Statistical Release H.15(519) then most recently published and available to the public, or if such publication is not available, then any other source of current information in respect of interest rates on securities of the United States of America that is generally available and, in the judgment of the Required Holders, provides information reasonably comparable to the H.15(519) report.

          Applicable H.15 Rate -- means, at any time, the then most current annual yield to maturity of the hypothetical United States Treasury obligation listed in the Applicable H.15 with a Treasury Constant Maturity (as such term is defined in such Applicable H.15) equal to the Weighted Average Life to Maturity of such Prepaid Principal. If no such United

                                       43                Note Purchase Agreement

                                            9.  INTERPRETATION OF THIS AGREEMENT

     States Treasury obligation with a Treasury Constant Maturity corresponding exactly to such Weighted Average Life to Maturity is listed, then the yields for the two (2) then most current hypothetical United States Treasury obligations with Treasury Constant Maturities most closely corresponding to such Weighted Average Life to Maturity (one (1) with a longer maturity and one (1) with a shorter maturity, if available) shall be calculated pursuant to the immediately preceding sentence and the Make-Whole Discount Rate shall be interpolated or extrapolated from such yields on a straight-line basis.

          Telerate Rate -- means the per annum yield reported on the Telerate Service at 10:00 a.m. (New York time) on the second (2nd) Business Day preceding such Prepayment Date for United States government securities having a maturity (rounded to the nearest month) corresponding to the Weighted Average Life to Maturity of such Prepaid Principal. Page 678 shall be used as the source of such yields, or if not then available, such other screen available on the Telerate Service as shall, in the opinion of the Required Holders, provide equivalent information.

          Weighted Average Life to Maturity -- means the number of years obtained by dividing the Remaining Dollar-Years of such Prepaid Principal by such Prepaid Principal, determined as of such Prepayment Date.

          Remaining Dollar-Years -- means the result obtained by

               (a) multiplying, in the case of each then remaining scheduled payment of principal that would have been payable in respect of Prepaid Principal but is no longer payable as a result of the prepayment of such Prepaid Principal,

                    (i) an amount equal to such scheduled payment of principal, by

                    (ii) the number of years (calculated to the nearest one-
               twelfth) that will elapse between such Prepayment Date and the date such scheduled principal payment would be due if such Prepaid Principal had not been so prepaid, and

               (b) calculating the sum of each of the products obtained in the preceding subsection (a).

     MATERIAL ADVERSE EFFECT -- means a material adverse effect on

          (a) the business operations, profits, financial condition, Properties or business prospects of the Company and the Restricted Subsidiaries, in the aggregate,

          (b) the ability of the Company to perform its obligations set forth herein and in the Notes, or

          (c) the validity or enforceability of this Agreement or the Notes.

     MULTIEMPLOYER PLAN -- means any "multiemployer plan" (as defined in section 3(37) of ERISA) in respect of which the Company or any ERISA Affiliate is an "employer" (as such term is defined in section 3 of ERISA).

                                       44                Note Purchase Agreement

                                            9.  INTERPRETATION OF THIS AGREEMENT

     NOTE PURCHASE AGREEMENTS -- Section 1.2(c).

     NOTES -- Section 1.1.

     OFFER ACCEPTANCE DATE -- Section 4.4(c).

     OTHER PURCHASER -- Section 1.2(c).

     PBGC -- means the Pension Benefit Guaranty Corporation, and any Person succeeding to the functions of the PBGC.

     PENSION PLAN -- means, at any time, any "employee pension benefit plan" (as such term is defined in section 3 of ERISA) maintained at such time by the Company or any ERISA Affiliate for employees of the Company or such ERISA Affiliate, excluding any Multiemployer Plan.

     PERSON -- means an individual, partnership, corporation, trust, unincorporated organization, or a government or agency or political subdivision thereof.

     PLACEMENT MATERIAL -- means:

          (a) the December 28 Letter (excluding pages 5 through 13, inclusive, thereof),

          (b) the term sheet dated January 4, 1995,

          (c) the Credit Agreement,

          (d) certain selected excerpts from the Company's prospectus re its 9-1/4% Notes due September 15, 1999,

          (e) the Company's Form 10-Q for the period ended September 10, 1994,

          (f) the Company's Annual Report to shareholders for the fiscal year January 1, 1994, and

          (g) the Company's Form 10-K for the fiscal year ended January 1, 1994.

     PREPAYMENT DATE -- Section 4.4(a).

     PRINCIPAL PROPERTY -- means, at any time, any plant or facility located within the United States of America, having a gross book value in excess of one percent (1%) of Consolidated Net Tangible Assets at such time and owned by the Company or a Restricted Subsidiary. As used in this definition,

          Consolidated Net Tangible Assets -- means, at any time, an amount equal to the total amount of assets (less applicable reserves) after deducting therefrom

               (a) the amount of all current liabilities, and

               (b) the amount of all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets,

                                       45                Note Purchase Agreement

                                            9.  INTERPRETATION OF THIS AGREEMENT

          all as shown in the audited consolidated balance sheet of the Company and its subsidiaries contained in the Company's then most recent annual report to stockholders, except that assets shall include an amount equal to the amount of Attributable Debt in respect of any Sale and Lease-Back Transaction not capitalized on such balance sheet.

     PROPERTY -- means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

     PURCHASERS -- means the Persons listed as purchasers of Notes on Annex 1.

     RATING DECLINE -- shall be deemed to have occurred if a Designated Event shall have occurred and if, at least in part because of such occurrence,

          (a) any Rating Agency which shall have rated the Notes as Investment Grade on the Rating Date (with respect to that particular Designated Event) shall during its Evaluation Period (with respect to that particular Designated Event) either reduce its rating of the Notes or withdraw its rating of the Notes so that at the end of its Evaluation Period the Notes either shall be rated by such Rating Agency as below Investment Grade or shall not be rated by such Rating Agency, or

          (b) any Rating Agency which shall have rated the Notes below Investment Grade on such Rating Date shall at any time within its Evaluation Period either reduce its rating of the Notes or withdraw its rating of the Notes so that at the end of its Evaluation Period the Notes either shall be rated by such Rating Agency at least one Full Rating Category below its rating of the Notes on the Rating Date or shall not be rated by such Rating Agency.

As used in this definition,

          Evaluation Period -- means, with respect to any Rating Agency and any particular Designated Event, the period beginning on the one hundred twentieth (120th) day prior to the date of public notice of the occurrence of that particular Designated Event and ending on the ninetieth (90th) day subsequent to the date of such public notice, inclusive, provided that, if during its Evaluation Period such Rating Agency shall publicly announce that it has the Notes under consideration for possible downgrade, then its Evaluation Period shall end at the later of

               (a) the ninetieth (90) day after the date of public notice of the occurrence of such Designated Event, or

               (b) the time at which such Rating Agency shall announce

                    (i)  a new rating for the Notes,

                    (ii) the withdrawal of its rating of the Notes, or

                    (iii) that it no longer has a downgrade of its rating of the Notes under consideration.

          Full Rating Category -- means

                                       46                Note Purchase Agreement

                                            9.  INTERPRETATION OF THIS AGREEMENT

               (i) with respect to S&P, any of the following categories: BB, B, CCC, CC and C,

               (ii) with respect to Moody's, any of the following categories:
          Ba, B, Caa, Ca and C and

               (iii) with respect to any other Rating Agency, the equivalent of such category of S&P or Moody's used by such other Rating Agency.

     In determining whether the rating of the Notes has decreased by the equivalent of one Full Rating Category, gradation within Full Rating Categories (+ and - for S&P; 1, 2, and 3 for Moody's; or the equivalent graduation for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to B+ will constitute a decrease of one Full Rating Category, and a decline in a rating from BB+ to BB- or from BB to B+, will constitute a decrease of less than one Full Rating Category).

          Investment Grade -- means BBB- or higher by S&P or Baa3 or higher by Moody's or the equivalent of such ratings by S&P or Moody's or by any other Rating Agency.

          Rating Agency -- means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc. and its successors ("S&P"), and Moody's Investors Service, Inc. and its successors ("Moody's"), or, if S&P or Moody's or both shall not make a rating on the Notes publicly available, a nationally recognized securities rating agency or agencies, as the case may be, selected by the Company which shall be substituted for S&P or Moody's or both, as the case may be.

          Rating Date -- means, with respect to any particular Designated Event, the date that is one hundred twenty-one (121) days prior to the date of public notice of the occurrence of that particular Designated Event.

     RELEASE -- Section 2.13(a)

     REQUIRED HOLDERS -- means, at any time, the holders of at least sixty-six and two-thirds percent (66 2/3%) in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by any one or more of the Company, any Subsidiary or any Affiliate).

     RESTRICTED SUBSIDIARY -- means, at any time, a Subsidiary with respect to which each of the following requirements is met at such time:

          (a) the Company owns, directly or indirectly, one hundred percent (100%) (by number of votes) of each class of Voting Stock, and at least eighty percent (80%) of all other classes of equity securities, at such time;

          (b) the Subsidiary is organized under the laws of the United States of America, a jurisdiction thereof, Puerto Rico, Canada, or one of the member states of the European Union;

          (c) the Subsidiary is not primarily engaged in the business of financing receivables, making loans or leasing real property; and

                                       47                Note Purchase Agreement

                                             9. INTERPRETATION OF THIS AGREEMENT

          (d) the Subsidiary has applicable to it at such time a designation as a "Restricted Subsidiary" in accordance with Section 6.14.

     SALE AND LEASE-BACK BASKET AMOUNT -- means, at any time, an amount equal to

          (a) the aggregate amount of outstanding Attributable Debt determined in respect of Sale and Lease-Back Transactions, minus

          (b) (i) the aggregate amount of Attributable Debt outstanding in respect of Sale and Lease-Back Transactions secured by Liens permitted to exist pursuant to Section 6.9(a)(ix), plus

               (ii) the aggregate amount of outstanding Attributable Debt determined in respect of Sale and Lease-Back Transactions the proceeds of which have been applied, or are to be applied as provided in, and in compliance with, Section 6.10(c), in each case determined at such time.

     SALE AND LEASE-BACK TRANSACTION -- Section 6.10.

     SECURITIES ACT -- means the Securities Act of 1933, as amended from time to time.

     SENIOR FINANCIAL OFFICER -- means any one of the chief financial officer, the principal accounting officer and the treasurer of the Company.

     SENIOR OFFICER -- means any one of the chairman of the board of directors, the chief executive officer, the chief operating officer, and the president, of the Company.

     SUBSIDIARY -- means a corporation

          (a) which qualifies as a subsidiary of the Company that is properly included in a consolidated financial statement of the Company and its subsidiaries in accordance with GAAP at such time, and

          (b) of which the Company owns, directly or indirectly, more than fifty percent (50%) (by number of votes) of each class of Voting Stock at such time.

     UNRESTRICTED SUBSIDIARY -- means, at any time, any Subsidiary other than a Restricted Subsidiary, at such time.

     VOTING STOCK -- means capital stock of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to vote in the election of corporate directors (or Persons performing similar functions).

     WHOLLY-OWNED RESTRICTED SUBSIDIARY -- means, at any time, a Restricted Subsidiary all of the capital stock of which, and securities convertible into, exchangeable for, or representing the right to purchase, such capital stock (other than directors' qualifying shares) is owned at such time by any one or more of the Company and the other Wholly-Owned Restricted Subsidiaries, free of any Lien.

                                       48                Note Purchase Agreement

                                             9. INTERPRETATION OF THIS AGREEMENT

     9.2  ACCOUNTING PRINCIPLES.

          (A) GENERALLY. Unless otherwise provided herein, all financial statements delivered in connection herewith will be prepared in accordance with GAAP as in effect on the date of, or during the period covered by, such financial statements. Where the character or amount of any asset or liability or item of income or expense, or any consolidation or other accounting computation is required to be made for any purpose hereunder, it shall be done in accordance with GAAP as in effect on the date of, or at the end of the period covered by, the financial statements from which such asset, liability, item of income, or item of expense, is derived, or, in the case of any such computation, as in effect on the date as of which such computation is required to be determined, provided, that if any term defined herein includes or excludes amounts, items or concepts that would not be included in or excluded from such term if such term was defined with reference solely to GAAP, such term will be deemed to include or exclude such amounts, items or concepts as set forth herein.

          (B) ACCOUNTING FOR SUBSIDIARIES. Whenever a calculation based on the consolidated financial position or consolidated results of operations of the Company and the Restricted Subsidiaries (the "CONSOLIDATED ENTITIES") is required hereby

               (i) Investments by the Consolidated Entities in any Person other than a Restricted Subsidiary shall be carried at the lower of cost or Fair Market Value, and

               (ii) earnings of any Person other than a Restricted Subsidiary not distributed in the form of cash distributions to a Consolidated Entity shall not be included in any financial calculation of the Consolidated Entities.

          (C) CURRENCY. With respect to any determination, consolidation or accounting computation required hereby, any amounts not denominated in the currency in which this Agreement specifies shall be converted to such currency in accordance with the requirements of GAAP (as such requirements relate to such determination, consolidation or computation) and, if no such requirements shall exist, converted to such currency in accordance with normal banking procedures, at the closing rate as reported in the most recent Wall Street Journal as of the date of such determination, consolidation or computation or, if no such quotation shall then be available, as quoted on such date by any bank or trust company reasonably acceptable to the Required Holders.

     9.3  DIRECTLY OR INDIRECTLY.

     Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, including actions taken by or on behalf of any partnership in which such Person is a general partner.

                                       49                Note Purchase Agreement

                                           9.  INTERPRETATION OF THIS AGREEMENT



     9.4  SECTION HEADINGS AND TABLE OF CONTENTS AND CONSTRUCTION.

          (A) SECTION HEADINGS AND TABLE OF CONTENTS, ETC. The titles of the Sections of this Agreement and the Table of Contents of this Agreement appear as a matter of convenience only, do not constitute a part hereof and shall not affect the construction hereof. The words "herein," "hereof," "hereunder" and "hereto" refer to this Agreement as a whole and not to any particular Section or other subdivision. References to Sections are, unless otherwise specified, references to Sections of this Agreement. References to Annexes and Exhibits are, unless otherwise specified, references to Exhibits and Annexes attached to this Agreement.

          (B) CONSTRUCTION. Each covenant contained herein shall be construed (absent an express contrary provision herein) as being independent of each other covenant contained herein, and compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with one or more other covenants.

     9.5  GOVERNING LAW.

     THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, INTERNAL NEW YORK LAW.

10.  MISCELLANEOUS

     10.1 COMMUNICATIONS.

          (A) METHOD; ADDRESS. All communications hereunder or under the Notes shall be in writing, shall be delivered by

               (i) nationwide overnight courier, or

               (ii) facsimile transmission (confirmed by delivery by nationwide overnight courier sent on the day of the sending of such facsimile transmission), and shall be addressed, if to the Company, at the address set forth on Annex 2, and if to any of the holders of the Notes,

               (A) if such holder is a Purchaser, at the address set forth on Annex 1 for such holder, and further including any parties referred to on such Annex 1 which are required to receive notices in addition to such holder, and

               (B) if such holder is not a Purchaser, at the address set forth in the register for the registration and transfer of Notes maintained pursuant to Section 5.1 for such holder,

     or to any such party at such other address as such party may designate by notice duly given in accordance with this Section 10.1.

                                       50                Note Purchase Agreement

                                                           10.  MISCELLANEOUS



          (B) WHEN GIVEN. Any communication addressed and delivered as herein provided shall be deemed to be received when actually delivered to the address of the addressee (whether or not delivery is accepted) or received by the telecopy machine of the recipient. Any communication not so addressed and delivered shall be ineffective.

     10.2 REPRODUCTION OF DOCUMENTS.

     This Agreement and all documents relating hereto, including, without limitation,

          (a) consents, waivers and modifications that may hereafter be executed,

          (b) documents received by you at the closing of your purchase of the Notes (except the Notes themselves), and

          (c) financial statements, certificates and other information previously or hereafter furnished to you or any other holder of Notes,

may be reproduced by any holder of Notes by any photographic, photostatic, microfilm, micro-card, miniature photographic, digital or other similar process and each holder of Notes may destroy any original document so reproduced. The Company agrees and stipulates that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such holder of Notes in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. Nothing in this Section 10.2 shall prohibit the Company or any holder of Notes from contesting the accuracy of any such reproduction.

     10.3 SURVIVAL.

     All warranties, representations, certifications and covenants made by the Company herein or in any certificate or other instrument delivered by it or on its behalf hereunder at or prior to the Closing shall be considered to have been relied upon by you and shall survive the delivery to you of the Notes regardless of any investigation made by you or on your behalf. All statements in any certificate or other instrument delivered by or on behalf of the Company pursuant to the terms hereof shall constitute warranties and representations by the Company hereunder. All payment obligations of the Company hereunder (including, without limitation, reimbursement obligations in respect of costs, expenses and fees of or incurred by the holders of the Notes) shall survive the payment or prepayment of the Notes and the termination hereof.

     10.4 SUCCESSORS AND ASSIGNS.

     This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto. The provisions hereof are intended to be for the benefit of all holders, from time to time, of Notes, and shall be enforceable by any such holder whether or not an express assignment of rights has been executed by such holder, subject to Section 5.1.

                                       51                Note Purchase Agreement

                                                             10.  MISCELLANEOUS


     10.5 AMENDMENT AND WAIVER.

          (A) REQUIREMENTS. This Agreement may be amended, and the observance of any term hereof may be waived, with (and only with) the written consent of the Company and the Required Holders; provided that no such amendment or waiver of any of the provisions of Section 1 through Section 3, inclusive, or any defined term to the extent used therein, shall be effective as to any holder of Notes unless consented to by such holder in writing; and provided further that no such amendment or waiver shall, without the written consent of the holders of all Notes (exclusive of Notes held by the Company, any Subsidiary or any Affiliate) at the time outstanding,

               (i) change the amount or time of any prepayment or payment of principal or Make-Whole Amount or the rate or time of payment of interest,

               (ii) amend or waive the provisions of Section 8.1(a), Section 8.1(b), Section 8.2 or Section 8.3 or any defined term to the extent used therein,

               (iii)  amend or waive the definition of "Required Holders," or

               (iv) amend or waive this Section 10.5 or any defined term to the extent used herein.

          (B)  SOLICITATION OF NOTEHOLDERS.

               (I) SOLICITATION. Each holder of the Notes (irrespective of the amount of Notes then owned by it) shall be provided by the Company with sufficient information to enable such holder to make an informed decision with respect to any proposed waiver or amendment of any of the provisions hereof or the Notes. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this Section 10.5 shall be delivered by the Company to each holder of outstanding Notes forthwith following the date on which the same shall have been executed and delivered by all holders of outstanding Notes required to consent or agree to such waiver or consent.

               (II) PAYMENT. The Company shall not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the provisions hereof or of the Notes unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to the holders of all Notes then outstanding.

               (III) SCOPE OF CONSENT. Any amendment, waiver or consent made pursuant to this Section 10.5 by a holder of Notes that has transferred or has agreed to transfer its Notes to the Company, any Subsidiary or any Affiliate and has provided or has agreed to provide such amendment, waiver or consent as a condition to such transfer shall be void and of no force and effect except solely as to such holder, and any amendments effected or waivers or consents granted that would not have been or would not be so effected or granted but for such amendment, waiver or consent (and the amendments, waivers or consents of all

                                       52                Note Purchase Agreement

                                                             10.  MISCELLANEOUS



          other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force and effect, retroactive to the date such amendment or waiver initially took or takes effect, except solely as to such holder.

          (C) BINDING EFFECT. Except as provided in Section 10.5(b)(iii), any amendment or waiver consented to as provided in this Section 10.5 shall apply equally to all holders of Notes and shall be binding upon them and upon each future holder of any Note and upon the Company whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon.

     10.6 EXPENSES.

          (a) The Company shall pay when billed the reasonable costs and expenses (including reasonable attorneys' fees) incurred by the holders of the Notes in connection with the consideration, negotiation, preparation or execution of any amendments, waivers, consents, standstill agreements and other similar agreements with respect hereto (whether or not any such amendments, waivers, consents, standstill agreements or other similar agreements are executed).

          (b) At any time when the Company and the holders of Notes are conducting restructuring or workout negotiations in respect hereof, or a Default or Event of Default exists, the Company shall pay when billed the reasonable costs and expenses (including reasonable attorneys' fees and the fees of professional advisors) incurred by the holders of the Notes in connection with inspections made pursuant to Section 7.4 and in connection with the assessment, analysis or enforcement of any rights or remedies that are or may be available to the holders of Notes.

          (c) If the Company shall fail to pay when due any principal of, or Make-Whole Amount or interest on, any Note, the Company shall pay to each holder of Notes, to the extent permitted by law, such amounts as shall be sufficient to cover the costs and expenses, including but not limited to reasonable attorneys' fees, incurred by such holder in collecting any sums due on such Notes.

     10.7 PAYMENTS ON NOTES.

          (A)  MANNER OF PAYMENT.    The Company shall pay all amounts payable
     with respect to each Note (without any presentment of such Notes and without any notation of such payment being made thereon) by crediting, by federal funds bank wire transfer, the account of the holder thereof in any bank in the United States of America as may be designated in writing by such holder, or in such other manner as may be reasonably directed or to such other address in the United States of America as may be reasonably designated in writing by such holder. Annex 1 shall be deemed to constitute notice, direction or designation (as appropriate) by each Purchaser to the Company with respect to payments to be made to each Purchaser as aforesaid. In the absence of such written direction, all amounts payable with respect to each Note shall be paid by check mailed and addressed to the registered holder of such Note at the address shown in the register maintained by the Company pursuant to Section 5.1.

                                       53                Note Purchase Agreement

                                                             10.  MISCELLANEOUS


          (B) PAYMENTS DUE ON HOLIDAYS. If any payment due on, or with respect to, any Note shall fall due on a day other than a Business Day, then such payment shall be made on the first Business Day following the day on which such payment shall have so fallen due; provided that if all or any portion of such payment shall consist of a payment of interest, for purposes of calculating such interest, such payment shall be deemed to have been originally due on such first following Business Day, such interest shall accrue and be payable to (but not including) the actual date of payment, and the amount of the next succeeding interest payment shall be adjusted accordingly. If any payment is to be made on the first Business Day following the day on which the same shall have fallen due, as provided in this Section 10.7(b) and is not so paid on such first Business Day, interest shall accrue thereon (to the extent permitted by applicable law) at the rate of ten and five one-hundredths percent (10.05%) per annum, from (in each case) the originally scheduled day of its payment.

          (C) PAYMENTS, WHEN RECEIVED. Any payment to be made to the holders of Notes hereunder or under the Notes shall be deemed to have been made on the Business Day such payment actually becomes available at such holder's bank prior to the close of business of such bank, provided that interest for one day at the non-default interest rate of the Notes shall be due on the amount of any such payment that actually becomes available to such holder at such holder's bank after 12:00 noon (local time of such bank).

     10.8 WAIVER OF JURY TRIAL, CONSENT TO JURISDICTION.

          (A) WAIVER OF JURY TRIAL. YOU AND THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT EITHER OF YOU MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE OTHER NOTE PURCHASE AGREEMENT OR THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE COMPANY HEREBY WARRANTS AND REPRESENTS THAT NO REPRESENTATIVE OR AGENT OF YOU, OR COUNSEL TO YOU, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT YOU WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. THE COMPANY ACKNOWLEDGES THAT YOU HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, INTER ALIA, THE PROVISIONS OF THIS SECTION 10.8.

          (B) CONSENT TO JURISDICTION. THE COMPANY HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER NOTE PURCHASE AGREEMENT OR THE NOTES, OR ANY ACTION OR PROCEEDING TO EXECUTE OR OTHERWISE ENFORCE ANY JUDGMENT IN RESPECT OF ANY BREACH HEREUNDER, UNDER THE OTHER NOTE PURCHASE AGREEMENT OR UNDER THE NOTES, BROUGHT BY ANY REGISTERED HOLDER OF A NOTE AGAINST THE COMPANY OR ANY OF ITS PROPERTY, MAY BE BROUGHT BY SUCH HOLDER OF A NOTE IN ANY FEDERAL DISTRICT COURT LOCATED IN NEW YORK CITY, NEW YORK OR ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY, NEW YORK, AS SUCH REGISTERED HOLDER OF A NOTE MAY IN ITS SOLE DISCRETION ELECT, AND BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY IRREVOCABLY AND UNCONDITIONALLY



                                       54                Note Purchase Agreement

                                                             10.  MISCELLANEOUS




     SUBMITS TO THE NON-EXCLUSIVE IN PERSONAM JURISDICTION OF EACH SUCH COURT, AND THE COMPANY IRREVOCABLY WAIVES AND AGREES NOT TO ASSERT IN ANY PROCEEDING BEFORE ANY TRIBUNAL, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, ANY CLAIM THAT IT IS NOT SUBJECT TO THE IN PERSONAM JURISDICTION OF ANY SUCH COURT. IN ADDITION, THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER NOTE PURCHASE AGREEMENT OR THE NOTES, BROUGHT IN ANY SUCH COURT, AND HEREBY IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF ANY REGISTERED HOLDER OF A NOTE TO SERVE ANY SUCH WRITS, PROCESS OR SUMMONSES IN ANY MANNER PERMITTED BY APPLICABLE LAW OR TO OBTAIN JURISDICTION OVER THE COMPANY IN SUCH OTHER JURISDICTION, AND IN SUCH MANNER, AS MAY BE PERMITTED BY APPLICABLE LAW.

          (C) SERVICE OF PROCESS. THE COMPANY HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT PROCESS SERVED EITHER PERSONALLY OR BY REGISTERED MAIL AT ITS ADDRESS REFERRED TO IN SECTION 10.1 HEREOF SHALL CONSTITUTE, TO THE EXTENT PERMITTED BY LAW, ADEQUATE SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER NOTE PURCHASE AGREEMENT OR THE NOTES, OR ANY ACTION OR PROCEEDING TO EXECUTE OR OTHERWISE ENFORCE ANY JUDGMENT IN RESPECT OF ANY BREACH HEREUNDER, UNDER THE OTHER NOTE PURCHASE AGREEMENT OR UNDER THE NOTES, BROUGHT BY ANY REGISTERED HOLDER OF A NOTE AGAINST THE COMPANY OR ANY OF ITS PROPERTY. RECEIPT OF PROCESS SO SERVED SHALL BE CONCLUSIVELY PRESUMED AS EVIDENCED BY A DELIVERY RECEIPT FURNISHED BY THE UNITED STATES POSTAL SERVICE OR ANY COMMERCIAL DELIVERY SERVICE. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF ANY REGISTERED HOLDER OF A NOTE TO SERVE ANY WRITS, PROCESS OR SUMMONSES IN ANY MANNER PERMITTED BY APPLICABLE LAW OR TO OBTAIN JURISDICTION OVER THE COMPANY IN SUCH OTHER JURISDICTION, AND IN SUCH OTHER MANNER, AS MAY BE PERMITTED BY APPLICABLE LAW.

     10.9 ENTIRE AGREEMENT.

     This Agreement constitutes the final written expression of all of the terms hereof and is a complete and exclusive statement of those terms.

     10.10 DUPLICATE ORIGINALS, EXECUTION IN COUNTERPART.

     Two or more duplicate originals hereof may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. This Agreement may be executed in one or more counterparts and shall be effective when at least

                                       55                Note Purchase Agreement

                                                            10.  MISCELLANEOUS



one counterpart shall have been executed by each party hereto, and each set of counterparts that, collectively, show execution by each party hereto shall constitute one duplicate original.

     [Remainder of page intentionally blank.  Next page is signature page.]



















                                       56               Note Purchase Agreement

     If this Agreement is satisfactory to you, please so indicate by signing the acceptance at the foot of a counterpart hereof and returning such counterpart to the Company, whereupon this Agreement shall become binding between us in accordance with its terms.

                                    Very truly yours,

                                    SAFETY-KLEEN CORP.



                                    By    /s/ SAFETY-KLEEN CORP.
                                       -----------------------------




Accepted:

PRINCIPAL MUTUAL LIFE INSURANCE COMPANY



By    /s/ PRINCIPAL MUTUAL LIFE INSURANCE COMPANY
   -------------------------------------------------



[Signature page for the NOTE PURCHASE AGREEMENT of SAFETY-KLEEN CORP. in connection with the issuance of its SENIOR NOTES DUE 1998]

     If this Agreement is satisfactory to you, please so indicate by signing the acceptance at the foot of a counterpart hereof and returning such counterpart to the Company, whereupon this Agreement shall become binding between us in accordance with its terms.

                                    Very truly yours,

                                    SAFETY-KLEEN CORP.



                                    By   /s/ SAFETY-KLEEN CORP.
                                      ----------------------------
                                         Name:

                                         Title:

Accepted:

PRINCIPAL MUTUAL LIFE INSURANCE COMPANY



By    /s/ PRINCIPAL MUTUAL LIFE INSURANCE COMPANY
  --------------------------------------------------






[Signature page for the NOTE PURCHASE AGREEMENT of SAFETY-KLEEN CORP. in connection with the issuance of its SENIOR NOTES DUE 1998]

     If this Agreement is satisfactory to you, please so indicate by signing the acceptance at the foot of a counterpart hereof and returning such counterpart to the Company, whereupon this Agreement shall become binding between us in accordance with its terms.

                                    Very truly yours,

                                    SAFETY-KLEEN CORP.



                                    By      /s/ SAFETY-KLEEN CORP.
                                      --------------------------------


Accepted:

PACIFIC CORINTHIAN LIFE INSURANCE
  COMPANY



By    /s/ PACIFIC CORINTHIAN LIFE INSURANCE COMPANY
   --------------------------------------------------







[Signature page for the NOTE PURCHASE AGREEMENT of SAFETY-KLEEN CORP. in connection with the issuance of its SENIOR NOTES DUE 1998]

     If this Agreement is satisfactory to you, please so indicate by signing the acceptance at the foot of a counterpart hereof and returning such counterpart to the Company, whereupon this Agreement shall become binding between us in accordance with its terms.


                                    Very truly yours,

                                    SAFETY-KLEEN CORP.



                                    By     /s/ SAFETY-KLEEN CORP.
                                       -----------------------------------


Accepted:

PACIFIC CORINTHIAN LIFE INSURANCE COMPANY



By    /s/ PACIFIC CORINTHIAN LIFE INSURANCE COMPANY
   ---------------------------------------------------







[Signature page for the NOTE PURCHASE AGREEMENT of SAFETY-KLEEN CORP. in connection with the issuance of its SENIOR NOTES DUE 1998]

                                    ANNEX 1
                          INFORMATION AS TO PURCHASER





                                   Annex 1-1             Note Purchase Agreement

                                   Annex 1-1

                                    ANNEX 2
        PAYMENT INSTRUCTIONS AT CLOSING; ADDRESS OF COMPANY FOR NOTICES

     PAYMENT INSTRUCTIONS OF COMPANY AT CLOSING





                                   Annex 2-1             Note Purchase Agreement

                                    ANNEX 3
                                    -------
                                    2.2(a)
                                    ------




The financial statements provided you with the Placement Material are the latest financial statements published. No additional financial statements are provided.

                                    ANNEX 3
                                    2.2(b)

SAFETY-KLEEN CORP. & SUBSIDIARIES
SCHEDULE OF DEBT
AS OF JANUARY 31, 1995*

                                                                  CURRENT     FINAL
OBLIGOR      HOLDER                           AMOUNT              PORTION  MATURITY
------------------------------------------------------------------------------------
SK CORP.     PUBLIC (SR. NOTES)         $100,000,000                   --  09-15-99
SK CORP.     BANK OF TOKYO               $25,000,000          $25,000,000  02-09-95
SK CORP.     CHASE MANHATTAN              $4,000,000           $4,000,000  02-09-95
SK CORP.     DAI-ICHI KANGYO             $25,000,000          $25,000,000  02-27-95
SK CORP.     MELLON BANK                 $23,000,000          $23,000,000  02-09-95
SK CORP.     NBD BANK                    $15,000,000          $15,000,000  02-16-95
SK CORP.     NBD BANK                     $4,000,000           $4,000,000  02-09-95
SK CORP.     NORTHERN TRUST CO.          $32,000,000          $32,000,000  02-09-95
SK CORP.     NORTHERN TRUST CO.           $8,000,000           $8,000,000  02-16-95
SK CORP.     UNION BK OF SWITZ.           $5,000,000           $5,000,000  02-27-95
SK CORP.     PUBLIC (IRB's)               $5,130,000                   --  12-01-09

SK DEUTSCH.  DEUTSCHE BANK             DM 70,000,000        DM 70,000,000  06-06-95 *
SK DEUTSCH.  DEUTSCHE BANK             DM  3,600,000        DM  3,600,000  01-31-95 *
ORM BERGOLD  DEUTSCHE BANK             DM  1,111,400                   --      1998 *
SK UK        NBD LONDON          (POUNDS)  1,500,000  (POUNDS)  1,500,000  01-03-95 *




* SUBSIDIARIES' DEBT IS SHOWN AS OF 12-31-94.

                                    Annex 3
                                    -------
                                    2.2(c)
                                    ------






                                     None

                                    Annex 3
                                    -------
                                   2.3(a)(i)
                                   ---------


                            Subsidiaries of Company
                            -----------------------

                                                    Jurisdiction        Percentage
                                                         of                 of
              Name                                  Incorporation       Ownership
              -----------------------------------------------------------------------
              Do Acquisition Co.                    Delaware            100%
              Nucer, Inc.                           Delaware            100%
Restricted      Safety-Kleen Envirosystems Company  California          100%
                  Safety-Kleen Envirosystems
                   of Puerto Rico                   Indiana             100%
              Phillips Acquisition Corp.            Delaware            100%
                Phillips Manufacturing Co.          Illinois            100%
Restricted    Safety-Kleen Oil Recovery Co.         Delaware            100%
Restricted    Petrocon, Inc.                        Delaware            100%
Restricted    Safety-Kleen Oil Services, Inc.       Delaware            100%
              Safety-Kleen Transportation Co.       Delaware            100%
              Safety-Kleen International, Inc.      Delaware            100%
              Dirt Magnet, Inc.                     Colorado            100%
                The Midway Gas and Oil Co.          Colorado            100%
              Safety-Kleen Aviation, Inc.           Delaware            100%
              The Solvents Recovery Service
               of New Jersey, Inc.                  New Jersey          100%
Restricted    Safety-Kleen Canada, Inc.             Canada              100%
                Safety-Kleen Canada Division        Canada              100%
                Breslube Division                   Canada              100%
                Translube, Inc.                     Canada              100%
              Safety-Kleen Ireland Limited          Ireland             100%
              Safety-Kleen U.K. Limited             United Kingdom      100%
              Safety-Kleen Beteilingungs GmbH       Germany             100%
                Safety-Kleen GmbH Service,
                 Recycling, Umweltschutz            Germany             100%
                  Orm Bergold Chemie GmbH
                   & Co. KG                         Germany             100%
                  Orm Chemie GmbH                   Germany             100%
                  Niemann Chemie GmbH               Germany             100%
                  Safety-Kleen Grundbesitz GmbH     Germany             100%
              Safety-Kleen GmbH                     Germany             100%
              Safety-Kleen Belgium, S.A.            Belgium             100%
              Safety-Kleen France, S.A.             France              100%
              Safety-Kleen Italia, S.p.A.           Italy               100%

                                    Annex 3
                                  2.3(a)(ii)
         List of Officers and Directors of Each Restricted Subsidiary


================================================================================================================================
                                               Safety--Kleen      Safety--Kleen
                             Safety--Kleen     Envirosystems      Oil Recovery                   Safety--Kleen     Safety--Kleen
Names                            Corp.         of Puerto Rico         Co.           Petrocon     Oil Services         Canada
================================================================================================================================
Donald W. Brinckman              D,O                 D                                                                  D,O
--------------------------------------------------------------------------------------------------------------------------------
John G. Johnson Jr.              D,O
--------------------------------------------------------------------------------------------------------------------------------
Kenneth L. Block                  D
--------------------------------------------------------------------------------------------------------------------------------
Richard T. Farmer                 D
--------------------------------------------------------------------------------------------------------------------------------
Russell A. Gwillim                D
--------------------------------------------------------------------------------------------------------------------------------
Edgar D. Jannotta                 D
--------------------------------------------------------------------------------------------------------------------------------
Karl G. Otzen                     D
--------------------------------------------------------------------------------------------------------------------------------
Paul D. Schrage                   D
--------------------------------------------------------------------------------------------------------------------------------
W. Gordon Wood                    D
--------------------------------------------------------------------------------------------------------------------------------
Marcia Williams                   D
--------------------------------------------------------------------------------------------------------------------------------
Hyman K. Bielsky                  O
--------------------------------------------------------------------------------------------------------------------------------
Robert J. Burian                  O
--------------------------------------------------------------------------------------------------------------------------------
Michael H. Carney                 O
--------------------------------------------------------------------------------------------------------------------------------
Glenn R. Casbourne                O
--------------------------------------------------------------------------------------------------------------------------------
Joseph Chalhoub                   O                                   D,O                             D,O               D
--------------------------------------------------------------------------------------------------------------------------------
David A. Dattilo                  O
--------------------------------------------------------------------------------------------------------------------------------
Scott E. Fore                     O
--------------------------------------------------------------------------------------------------------------------------------
F. Henry Habicht                  O
--------------------------------------------------------------------------------------------------------------------------------
William P. Kasko                  O                                    O               O               O
--------------------------------------------------------------------------------------------------------------------------------
Clark J. Rose                     O                  O
--------------------------------------------------------------------------------------------------------------------------------
Robert W. Wilmschen Jr.           O                 D,O               D,O             D,O             D,O              D,O
--------------------------------------------------------------------------------------------------------------------------------
Laurence M. Rudnick               O                  O
--------------------------------------------------------------------------------------------------------------------------------
C. James Schulz                   O
--------------------------------------------------------------------------------------------------------------------------------
Burton E. Ericson                                                      D              D,O              D
--------------------------------------------------------------------------------------------------------------------------------
Lonsdale S. Schofield                                                  O                               O                D
--------------------------------------------------------------------------------------------------------------------------------
William Brigger                                                        O
--------------------------------------------------------------------------------------------------------------------------------
Maureen Potvin                                                         O                               O
--------------------------------------------------------------------------------------------------------------------------------
S. Janice McAuley                                                                                                       D
--------------------------------------------------------------------------------------------------------------------------------
D -- Director
O -- Officer

                                    ANNEX 3
                                    -------
                                  2.3(A)(III)
                                  -----------

The following Persons own more than five percent (5%) of any class of capital stock of the Company or any Subsidiary:

Fund Asset Management (Merrill Lynch)

Fidelity Management & Research Corp.

                                    ANNEX 3
                                    -------
                                    2.3(B)
                                    ------

                                     None

                                    ANNEX 3
                                    -------
                                      2.5
                                      ---

1988 through 1989 have been audited, however, have not yet been closed.

1990 through 1993 remain open.

                                    ANNEX 3
                                    -------
                                     2.10
                                     ----

Amended and Restated Credit Agreement dated as of March 25, 1994 among Safety-Kleen Corp. the Banks signatory hereto and The Chase Manhattan Bank, N.A., as Agent.

                                    Annex 3
                                    -------
                                    2.12(a)
                                    -------


ERISA Affiliates
----------------

Safety-Kleen Corp.
Do Acquisition Co.
Nucer, Inc.
  Safety-Kleen Envirosystems Company
     Safety-Kleen Envirosystems of Puerto Rico
Phillips Acquistion Corp.
  Phillips Manufacturing Co.
Safety-Kleen Oil Recovery Co.
Petrocon, Inc.
Safety-Kleen Oil Services, Inc.
Safety-Kleen Transportation Co.
Safety-Kleen International, Inc.
Dirt Magnet, Inc.
  The Midway Gas and Oil Co.
Safety-Kleen Aviation, Inc.
The Solvents Recovery Service
  of New Jersey, Inc.

Employee Benefit Plans
----------------------

Safety-Kleen Corp. Salaried Employees Pension Plan
Safety-Kleen Corp. Hourly Employees Pension Plan
Safety-Kleen Corp. Sales Employees Pension Plan
Safety-Kleen Corp. Savings and Investment Plan

Principal Mutual or Pacific Mutual is not an investment manager of any of the above employee benefit plans.

                                    Annex 3
                                    -------
                                    2.12(d)
                                    -------




                                     None

                                    Annex 3
                                    -------
                                     2.13
                                     ----




                                     None

                                    Annex 3
                                    -------
                                     2.17
                                      ---




A total of 20 (twenty) Institutional Investors, including you, were offered all or a portion of the Notes at private sale for investment.

                                    Annex 3
                                    -------
                                    6.9(a)
                                     -----




The attached 3 (three) pages are from the most recent Dun & Bradstreet report and to the best of our knowledge include all liens existing or property other than operating lease property. The total amount of the obligations secured by these liens is less than one million dollars.

DUNS: 05-106-0408 Business Information Report                        Page: 11
-------------------------------------------------------------------------------
        A lienholder can file the same lien in more than one filing location. The appearance of multiple liens filed by the
        same lienholder against a debtor may be indicative of such an occurrence.
-------------------------------------------------------------------------------
VOLUME/PAGE: 2811/980
AMOUNT: $35,230                               STATUS: Released
TYPE: State Tax                               DATE STATUS ATTAINED:  11/14/1994
FILED BY: STATE OF TEXAS                      DATE FILED:            10/31/1994
AGAINST: SAFETY-KLEEN CORP                    LATEST INFO COLLECTED: 11/14/1994
WHERE FILED: EL PASO COUNTY RECORDERS OFFICE,
             EL PASO, TX
-------------------------------------------------------------------------------
VOLUME/PAGE: 6213/1624
AMOUNT: $35,230                               STATUS: Open
TYPE: State Tax                               DATE STATUS ATTAINED:  09/28/1994
FILED BY: STATE OF TEXAS                      DATE FILED:            09/28/1994
AGAINST: SAFETY-KLEEN CORP                    LATEST INFO RECEIVED:  11/08/1994
WHERE FILED: BEXAR COUNTY RECORDERS OFFICE,
             SAN ANTONIO, TX
-------------------------------------------------------------------------------
VOLUME/PAGE: 2797/84
AMOUNT: $35,230                               STATUS: Open
TYPE: State Tax                               DATE STATUS ATTAINED:  09/28/1994
FILED BY: STATE OF TEXAS                      DATE FILED:            09/28/1994
AGAINST: SAFETY-KLEEN CORP                    LATEST INFO COLLECTED: 10/31/1994
WHERE FILED: EL PASO COUNTY RECORDERS OFFICE,
             EL PASO, TX
-------------------------------------------------------------------------------
BOOK/PAGE: 2700/1421
AMOUNT: $35,230                               STATUS: Open
TYPE: State Tax                               DATE STATUS ATTAINED:  09/27/1994
FILED BY: STATE OF TEXAS                      DATE FILED:            09/27/1994
AGAINST: SAFETY-KLEEN CORPORATION             LATEST INFO RECEIVED:  10/14/1994
WHERE FILED: FORT BEND COUNTY CLERK,
             RICHMOND, TX
-------------------------------------------------------------------------------
FILING NO.: 410582
AMOUNT: $35,230                               STATUS: Open
TYPE: State Tax                               DATE STATUS ATTAINED:  09/26/1994
FILED BY: STATE OF TEXAS                      DATE FILED:            09/26/1994
AGAINST: SAFETY-KLEEN CORPORATION             LATEST INFO RECEIVED:  11/04/1994
WHERE FILED: HIDALGO COUNTY RECORDERS OFFICE,
             EDINBURG, TX
-------------------------------------------------------------------------------
VOLUME/PAGE: 94185/4477
AMOUNT: $35,230                               STATUS: Open
TYPE: State Tax                               DATE STATUS ATTAINED:  09/23/1994
FILED BY: STATE OF TEXAS                      DATE FILED:            09/23/1994
AGAINST: SAFETY-KLEEN CORP                    LATEST INFO COLLECTED: 10/14/1994
WHERE FILED: DALLAS COUNTY RECORDERS OFFICE,
             DALLAS, TX
-------------------------------------------------------------------------------
BOOK/PAGE: 929/870
AMOUNT: $35,230                               STATUS: Open

DUNS: 05-106-0408 Business Information Report              Page: 12

TYPE:     State Tax                            DATE STATUS ATTAINED:  09/20/1994
FILED BY: STATE OF TEXAS                       DATE FILED:            09/20/1994
AGAINST:  SAFETY KLEEN CORPORATION             LATEST INFO RECEIVED:  09/30/1994
WHERE FILED: NUBCES COUNTY RECORDERS OFFICE,
             CORPUS CHRISTI, TX
--------------------------------------------------------------------------------
VOLUME/PAGE: 11731/438
AMOUNT:   $35,230 Franchise                    STATUS: Open
TYPE:     State Tax                            DATE STATUS ATTAINED:  09/19/1994
FILED BY: STATE OF TEXAS                       DATE FILED:            09/19/1994
AGAINST:  SAFETY-KLEEN CORP                    LATEST INFO COLLECTED: 09/27/1994
WHERE FILED: TARRANT COUNTY RECORDERS OFFICE
             FORT WORTH, TX
--------------------------------------------------------------------------------
VOLUME/PAGE: 46/219
AMOUNT:   $35,230                              STATUS: Open
TYPE:     State Tax                            DATE STATUS ATTAINED:  09/19/1994
FILED BY: STATE OF TEXAS                       DATE FILED:            09/19/1994
AGAINST:  SAFETY-KLEEN CORP                    LATEST INFO COLLECTED: 10/03/1994
WHERE FILED: LUBBOCK COUNTY RECORDERS OFFICE
             LUBBOCK, TX
--------------------------------------------------------------------------------
FILING NO.: 50104/1447
AMOUNT:   $35,230                              STATUS: Open
TYPE:     State Tax                            DATE STATUS ATTAINED:  09/19/1994
FILED BY: STATE OF TEXAS                       DATE FILED:            09/19/1994
AGAINST:  SAFETY-KLEEN CORPORATION             LATEST INFO RECEIVED:  10/14/1994
WHERE FILED: HARRIS COUNTY RECORDERS OFFICE,
             HOUSTON, TX
--------------------------------------------------------------------------------
                           * * * UCC FILING(S) * * *
--------------------------------------------------------------------------------
COLLATERAL: Specified Assets including proceeds and products - Specified
            Contract rights including proceeds and products - Specified Chattel paper including proceeds and products - Specified Equipment including proceeds and products - Specified Transportation equipment including proceeds and products
OPERATING LEASE
--------------------------------------------------------------------------------
COLLATERAL: Specified Consigned merchandise
FILING NO:  3138142                            DATE FILED:            06/28/1993
TYPE:       Original                           LATEST INFO RECEIVED:  07/15/1993
SEC. PARTY: HOME JUICE CO, MELROSE PARK, IL    FILED WITH: SECRETARY OF
DEBTOR:     SAFETY KLEEN, ELGIN, IL                        STATE/UCC DIVISION,
                                                           IL
--------------------------------------------------------------------------------
COLLATERAL: Specified Computer equipment including proceeds and products
FILING NO:  003222101                          DATE FILED:            02/14/1994
TYPE:       Original                           LATEST INFO RECEIVED:  02/21/1994
SEC. PARTY: LINC QUANTUM ANALYTICS INC.,       FILED WITH: SECRETARY OF
            FOSTER CITY, CA                                STATE/UCC DIVISION,
DEBTOR:     SAFETY KLEEN CORP., ELK GROVE                  IL

DUNS: 05-106-0408 Business Information Report                       Page: 13
-------------------------------------------------------------------------------
            VILLAGE, IL
-------------------------------------------------------------------------------
COLLATERAL: Specified Equipment including proceeds and products
FILING NO:  003222100                        DATE FILED:             02/14/1994
TYPE:       Original                         LATEST INFO RECEIVED:   02/21/1994
SEC. PARTY: LINC QUANTUM ANALYTICS INC.,     FILED WITH: SECRETARY OF
            FOSTER CITY, CA                              STATE/UCC DIVISION,
DEBTOR:     SAFETY KLEEN CORP., ELK GROVE                IL
            VILLAGE, IL
--------------------------------------------------------------------------------
COLLATERAL: Specified Industrial equipment/machinery including proceeds and products
FILING NO:  1391468                          DATE FILED:             11/15/1993
TYPE:       Original                         LATEST INFO RECEIVED:   01/31/1994
SEC. PARTY: TOYOTA MOTOR CREDIT CORP         FILED WITH: SECRETARY OF
            TORRANCE, CA                                 STATE/UCC DIVISION,
DEBTOR:     SAFETY KLEEN CORP                            WI
--------------------------------------------------------------------------------
COLLATERAL: Specified Industrial equipment/machinery including proceeds and products
FILING NO:  1385063                          DATE FILED:             10/13/1993
TYPE:       Original                         LATEST INFO RECEIVED:   11/11/1993
SEC. PARTY: TOYOTA MOTOR CREDIT CORP,        FILED WITH: SECRETARY OF
            TORRANCE, CA                                 STATE/UCC DIVISION,
DEBTOR:     SAFETY KLEEN CORP                            WI
-------------------------------------------------------------------------------
COLLATERAL: Specified Industrial equipment/machinery including proceeds and products
FILING NO:  003170297                        DATE FILED:             09/23/1993
TYPE:       Original                         LATEST INFO RECEIVED:   09/27/1993
SEC. PARTY: CLARKLIFT OF WASHINGTON/ALASKA   FILED WITH: SECRETARY OF
            INC, SEATTLE, WA                             STATE/UCC DIVISION,
DEBTOR:     SAFETY KLEEN, ELGIN, IL                      IL
--------------------------------------------------------------------------------
COLLATERAL: Specified Industrial equipment/machinery including proceeds and products
FILING NO:  93-256-0520                      DATE FILED:             09/13/1993
TYPE:       Original                         LATEST INFO RECEIVED:   09/27/1993
SEC. PARTY: CLARKLIFT OF WASHINGTON/ALASKA   FILED WITH: SECRETARY OF
            INC, SEATTLE, WA                             STATE/UCC DIVISION,
DEBTOR:     SAFETY KLEEN, LYNNWOOD, WA                   WA
--------------------------------------------------------------------------------
COLLATERAL: Specified Industrial equipment/machinery and proceeds
FILING NO:  3150185                          DATE FILED:             07/30/1993
TYPE:       Original                         LATEST INFO RECEIVED:   08/25/1993
SEC. PARTY: CATERPILLAR FINANCIAL SERVICES   FILED WITH: SECRETARY OF
            CORPORATION, MARIETTA, GA                    STATE/UCC DIVISION,
DEBTOR:     SAFETY KLEEN CORP, ELGIN, IL                 IL
--------------------------------------------------------------------------------
COLLATERAL: Specified Computer equipment and proceeds
FILING NO:  92-01802                         DATE FILED:             05/18/1992
TYPE:       Original                         LATEST INFO RECEIVED:   06/19/1992
SEC. PARTY: COLUMBUS COMMERCIAL INC DBA THE  FILED WITH: MUSCOGEE COUNTY
            MCDOUGAL CO, COLUMBUS, GA                    SUPERIOR COURT CLERKS
DEBTOR:     JEFF W HOLLADAY / SAFETY KLEEN,              OFFICE, GA
            COLUMBUS, GA

                                                                       EXHIBIT A
                                  FORM OF NOTE

                              SAFETY-KLEEN CORP.

                     8.05% SENIOR NOTE DUE JANUARY 30, 1998

No. R-__                                                        PPN: 786484 A@ 4
$________                                                      ________ __, ____

          SAFETY-KLEEN CORP. (the "Company"), a Wisconsin corporation, for value received, hereby promises to pay to ______ or registered assigns the principal sum of ______ DOLLARS ($______) on January 30, 1998 and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal balance hereof from the date of this Note at the rate of eight and five one-hundredths percent (8.05%) per annum, semi-annually on January 30 and July 30 in each year, commencing on the later of July 30, 1995 or the payment date next succeeding the date hereof, until the principal amount hereof shall become due and payable; and to pay on demand interest on any overdue principal (including any overdue prepayment of principal) and Make-Whole Amount, if any, and (to the extent permitted by applicable law) on any overdue installment of interest (the due date of such payments to be determined without giving effect to any grace period), at a rate per annum equal to the lesser of (a) the highest rate allowed by applicable law or (b) the greater of (i) ten and five one-hundredths percent (10.05%), or (ii) the rate of interest publicly announced by Morgan Guaranty Trust Company in New York City from time to time as its prime rate.

          Payments of principal, Make-Whole Amount, if any, and interest shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts to the registered holder hereof at the address shown in the register maintained by the Company for such purpose, in the manner provided in the Note Purchase Agreement (defined below).

          This Note is one of an issue of Notes of the Company issued in an aggregate principal amount limited to Fifty Million Dollars ($50,000,000) pursuant to the Company's separate Note Purchase Agreements (collectively, as amended from time to time, the "Note Purchase Agreement"), each dated as of January 15, 1995, with the purchasers listed on Annex 1 thereto, is entitled to the benefits thereof, and the terms of which are incorporated herein by reference. Capitalized terms used herein and not defined herein have the meanings specified in the Note Purchase Agreement. As provided in the Note Purchase Agreement, under certain circumstances, all or a portion of the principal of this Note may become due and payable prior to the stated maturity hereof, and a Make-Whole Amount may be due in connection therewith.

          This Note is a registered Note and is transferable only by surrender hereof at the principal office of the Company as specified in the Note Purchase Agreement, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or his attorney duly authorized in writing.

          Under certain circumstances, as specified in the Note Purchase Agreement, the principal of this Note (together with any applicable Make-Whole Amount) may be declared due and payable in the manner and with the effect provided in the Note Purchase Agreement.

                                  EXHIBIT A-1                       Form of Note

          THIS NOTE AND THE NOTE PURCHASE AGREEMENT ARE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAW OF NEW YORK.

                                    SAFETY-KLEEN CORP.



                                    By:____________________________________

                                         Name:

                                         Title:



                                    By:____________________________________

                                         Name:

                                         Title:



                                  EXHIBIT A-2                       Form of Note

                                                                      EXHIBIT B1
                       FORM OF COMPANY'S COUNSEL OPINION

                                [SK LETTERHEAD]


                                                                  [Closing Date]



To the Persons Listed on
Annex I hereto

     Re:  Safety-Kleen Corp. (the "Company")

Ladies and Gentlemen:

     Reference is made to the separate Note Purchase Agreements dated as of January 15, 1995 (collectively, the "Note Purchase Agreement"), between the Company and each of the purchasers listed on Annex 1 attached thereto (the "Purchasers"), which provide, among other things, for the issuance and sale by the Company of its 8.05% Senior Notes due January 30, 1998 in the aggregate principal amount of Fifty Million Dollars ($50,000,000). The capitalized terms used herein and not defined herein have the meanings specified by the Note Purchase Agreement.

     I have acted as counsel to the Company in connection with the transactions contemplated by the Note Purchase Agreement. In acting as such counsel, I have examined.

          (a)  the Note Purchase Agreement;

          (b) the Company's 8.05% Senior Notes due January 30, 1998 dated the date hereof, in the form of Exhibit A to the Note Purchase Agreement and in the principal amounts and with the registration numbers set forth on Annex 1 to the Note Purchase Agreement (the "Notes");

          (c) the documents executed and delivered by the Company in connection with the transactions contemplated by the Note Purchase Agreement;

          (d) the bylaws and minute books of the Company and a certified copy of the articles of incorporation of the Company, as in effect on the date hereof;

          (e) a long-form good standing certificate from the state of incorporation of the Company, good standing certificates from the states/provinces of incorporation of each Restricted Subsidiary, and foreign good standing certificates for each of such corporations from each state where the Company or such Restricted Subsidiary is required to be in good standing;


                               EXHIBIT B1-1    Form of Company Counsel's Opinion

          (f) a letter to Hebb & Gitlin from Cascade Capital Corporation dated the date hereof, making certain representations with respect to the manner in which the Notes were offered (the "Offeree Letter"); and

          (g) originals, or copies certified or otherwise identified to my satisfaction, of such other documents, records, instruments and certificates of public officials as I have deemed necessary or appropriate to enable me to render this opinion.

     In rendering this opinion, I have assumed that all signatures are genuine (other than officers of the Company), that all documents submitted to me as originals are genuine, that all copies submitted to me conform to the originals, that all natural Persons have legal capacity, and as to documents executed by or on behalf of Persons other than the Company.

          (i) that each such Person executing documents had the power to enter into and perform its obligations under such documents, and

          (ii) that such documents have been duly authorized, executed and delivered by, and are binding upon and enforceable against, such Persons.

     In rendering this opinion, I have relied, to the extent I deem necessary and proper, on:

          (A) warranties and representations as to factual matters contained in the Note Purchase Agreement; and

          (B)  the Offeree Letter.

     I have no actual knowledge of any material inaccuracies in any of the facts contained in the documents listed in Item (A) or (B).

     My opinion is based upon the laws of Wisconsin (with respect to corporate law), Illinois, and federal law. If the Note Purchase Agreement and the Notes were governed by the laws of Illinois, my opinion would not vary materially from that set forth below.

     Based on the foregoing, I am of the following opinions:

     1. Each of the Company and each Restricted Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority to carry on its business and own its Property.

     2. Each of the Company and each Restricted Subsidiary has duly qualified and is in good standing as a foreign corporation in each jurisdiction where the character of its Properties or the nature of its activities makes such qualification necessary, except where the failure to so qualify and be in good standing would not have a Material Adverse Effect.

     3. To the best of my knowledge, all consents, approvals and authorizations of, and all designations, declarations, filings, registrations, qualifications, or recordations with, Governmental Authorities required on the part of each of the Company and each Restricted Subsidiary have been obtained in connection with the ownership of its Properties and the conduct of its businesses, except where the failure to obtain any such consent, approval or


                               EXHIBIT B1-2    Form of Company Counsel's Opinion
authorization with respect to such ownership and conduct would not have a Material Adverse Effect.

     4. There is no default or existing condition which with the passage of time or notice, or both would result in a default by the Company or any Restricted Subsidiary under any contract, lease or commitment known to me to which any one or more of the Company or any Restricted Subsidiary is a party or by which their respective Properties may be bound, except where such default would not have a Material Adverse Effect.

     5. To the best of my knowledge, there is no judgment, order, action, suit, proceeding, inquiry, order or investigation, at law or in equity, before any court or Governmental Authority, arbitration board or tribunal, pending or threatened against the Company or any one or more of the Restricted Subsidiaries, except for any such judgment, order, action, suit, proceeding, inquiry, order or investigation that would not have a Material Adverse Effect.

     6. The Company has the requisite corporate power and authority to execute and deliver the Note Purchase Agreement, to issue and sell the Notes, and to perform its obligations set forth in each of the Note Purchase Agreement and the Notes.

     7. Each of the Note Purchase Agreement and the Notes has been duly authorized by all necessary corporate action on the part of the Company (no action on the part of the stockholders of the Company being required in respect thereof), has been executed and delivered by duly authorized officers of the Company, and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     8. The execution and delivery of the Note Purchase Agreement and the Notes, and the issue and sale of the Notes, by the Company and the performance by the Company of its obligations thereunder will not conflict with, constitute a violation of, result in a breach of any provision of, constitute a default under, or result in the creation or imposition of any Lien or encumbrance upon any of its Property or the Property of a Restricted Subsidiary pursuant to the articles of incorporation or bylaws of the Company or such Restricted Subsidiary, any applicable statute, rule or regulation to which the Company or any Restricted Subsidiary is subject, any agreement or instrument in respect of borrowed money to which the Company or such Restricted Subsidiary is a party or by which its respective Properties may be bound, or, to the best of my knowledge, any other agreement or instrument to which the Company or such Restricted Subsidiary is a party or by which its respective Properties may be bound.

     9. All consents, approvals and authorizations of, and all designations, declarations, filings, registrations, qualifications and recordations with, Governmental Authorities required on the part of the Company and the Subsidiaries have been obtained in connection with the execution and delivery of each of the Note Purchase Agreement and the Notes, the issue and sale of the Notes, the use of the proceeds thereof, and the performance by the Company of its obligations thereunder.

     10. Under existing law, the Notes are not required to be registered under the Securities Act of 1933, as amended, and the Company is not required to qualify an indenture with respect thereto under the Trust Indenture Act of 1939, as amended.


                               EXHIBIT B1-3    Form of Company Counsel's Opinion

     11. Neither the issuance of the Notes nor the intended use of the proceeds of the Notes (as set forth in Section 2.18 of the Note Purchase Agreement) will violate Regulations G, T or X of the Federal Reserve Board.

     12.  The Company

          (a) is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and

          (b) is not a "holding company" or an "affiliate" of a "holding company," or a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     13. The Company has good title to all of the shares it purports to own of the capital stock of each Restricted Subsidiary, free and clear in each case of any perfected security interest, and to the best of my knowledge, any other Lien.

     All opinions herein contained with respect to the enforceability of documents and instruments are qualified to the extent that:

          (a) the availability of equitable remedies, including without limitation, specific enforcement and injunctive relief, is subject to the discretion of the court before which any proceedings therefor may be brought; and

          (b) the enforceability of certain terms provided in the Note Purchase Agreement and the Notes may be limited by

               (i) applicable bankruptcy, reorganization, arrangement, insolvency, moratorium, fraudulent conveyance or similar laws affecting the enforcement of creditors' rights generally as at the time in effect,

               (ii) general principles of equity and the discretion of a court in granting equitable remedies (whether enforceability is considered in a proceeding at law or in equity).

     This opinion is delivered to you pursuant to Section 3.1 of the Note Purchase Agreement. The qualification of any opinion or statement herein by use of the words "to the best of my knowledge" means that no information has come to my attention which gives me actual knowledge that the matters, actions, proceedings, items, documents or facts so qualified are not so as stated. However, I have not undertaken any independent investigation or inquiry to determine the existence or absence of such matters, actions, proceedings, items, documents or facts. I am qualified to practice law in the State of Illinois, and I do not purport to be an expert on, or to express any opinion concerning, any laws except the internal laws (without regard to choice of law rules) of the State of Illinois and the federal law of the United States of America; however, I am generally familiar with the corporation law of the State of Wisconsin and, for the limited purpose of my opinions contained herein and limited solely to Wisconsin corporation law, did not deem it necessary to obtain the opinion of Wisconsin counsel. My opinions express herein are limited to the effect of such laws in effect on the date hereof, and no responsibility or undertaking is hereby assumed to advise you of any subsequent changes in such laws or of the


                               EXHIBIT B1-4    Form of Company Counsel's Opinion
applicability or effect of the laws of any other jurisdiction. Subsequent holders of the Notes may rely on this opinion as if it were addressed to them. Hebb & Gitlin may rely on this opinion for the sole purpose of rendering their opinion to be rendered pursuant to Section 3.1 of the note Purchase Agreement.

                                         Very truly yours,



                                         Hyman K. Bielsky
                                         Senior Vice President
                                         General Counsel




                               EXHIBIT B1-5    Form of Company Counsel's Opinion

                                    ANNEX 1
                                   ADDRESSEES



Pacific Corinthian Life Insurance Company
Attention: Securities Administration
P.O. Box 9000
Newport Beach, California  92658-9000

Principal Mutual Life Insurance Company
711 High Street
Des Moines, IA 50392-0960




                               EXHIBIT B1-6    Form of Company Counsel's Opinion

                                                                      EXHIBIT B2

                  FORM OF PURCHASER'S SPECIAL COUNSEL OPINION

                         [LETTERHEAD OF HEBB & GITLIN]


                                                                  [Closing Date]


To the Persons Listed on
Annex 1 hereto

     Re:  Safety-Kleen Corp. (the "Company")

Ladies and Gentlemen:

     Reference is made to the separate Note Purchase Agreements dated as of January 15, 1995 (collectively, the "Note Purchase Agreement"), between the Company and each of the purchasers listed on Annex 1 attached thereto (the "Purchasers"), which provide, among other things, for the issuance and sale by the Company of its 8.05% Senior Notes due January 30, 1998 in the aggregate principal amount of Fifty Million Dollars ($50,000,000). The capitalized terms used herein and not defined herein have the meanings specified by the Note Purchase Agreement.

     We have acted as special counsel to the Purchasers in connection with the transactions contemplated by the Note Purchase Agreement. In acting as such counsel, we have examined:

          (a) the Note Purchase Agreement;

          (b) the Company's 8.05% Senior Notes due January 30, 1998 dated the date hereof, in the form of Exhibit A to the Note Purchase Agreement and in the principal amounts and with the registration numbers set forth on Annex 1 to the Note Purchase Agreement (the "Notes");

          (c) a certificate of the President and Chief Executive Officer of the Company, substantially in the form attached to the Note Purchase Agreement as Exhibit C;

          (d) a certificate of the Secretary of the Company, substantially in the form attached to the Note Purchase Agreement as Exhibit D;

          (e) a letter to Hebb & Gitlin from Cascade Capital Corporation dated the date hereof, making certain representations with respect to the manner in which the Notes were offered (the "Offeree Letter");

          (f) the opinion of Hyman K. Bielsky, counsel to the Company and the Subsidiaries, dated the date hereof; and

                    EXHIBIT B2-1     FORM OF PURCHASER'S SPECIAL COUNSEL OPINION

          (g) originals, or copies certified or otherwise identified to our satisfaction, of such other documents, records, instruments and certificates of public officials as we have deemed necessary or appropriate to enable us to render this opinion.

     In rendering our opinion, we have assumed that all signatures are genuine, that all documents submitted to us as originals are genuine, that all copies submitted to us conform to the originals, that all natural Persons have legal capacity, and as to documents executed by or on behalf of Persons other than the Company,

          (i) that each such Person executing documents had the power to enter into and perform its obligations under such documents, and

          (ii) that such documents have been duly authorized, executed and delivered by, and are binding upon and enforceable against, such Persons.

     In rendering our opinion, we have relied, to the extent we deem necessary and proper, on:

          (a) warranties and representations as to factual matters contained in the Note Purchase Agreement;

          (b) the Offeree Letter; and

          (c) said opinion of Hyman K. Bielsky with respect to all questions governed by Wisconsin law and with respect to all questions concerning the due incorporation, valid existence, corporate power and authority of, and the authorization, execution and delivery of instruments by, the Company (except that we have made an independent examination of a certified copy of the articles of incorporation of the Company, and certificates of officers of the Company setting forth its bylaws and corporate resolutions authorizing its participation in the transactions contemplated by the Note Purchase Agreement); based on such investigation as we have deemed appropriate, said opinion is satisfactory in form and scope to us and in our opinion the Purchasers and we are justified in relying thereon.

     Based on the foregoing, we are of the following opinions:

     1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Wisconsin.

     2. The Company has all requisite corporate power and authority to execute and deliver the Note Purchase Agreement, to issue and sell the Notes, and to perform its obligations set forth in each of the Note Purchase Agreement and the Notes.

     3. Each of the Note Purchase Agreement and the Notes has been duly authorized by all necessary corporate action on the part of the Company, has been executed and delivered by one or more duly authorized officers of the Company, and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

                    EXHIBIT B2-2     FORM OF PURCHASER'S SPECIAL COUNSEL OPINION

     4. The execution and delivery of the Note Purchase Agreement and the Notes, and the issue and sale of the Notes, by the Company and the performance by the Company of its obligations thereunder will not conflict with, result in a breach of any provision of, constitute a default under, or result in the creation or imposition of any Lien upon any of its Properties pursuant to, the articles of incorporation or bylaws of the Company.

     5. No consents, approvals or authorizations of governmental authorities to the Company are required under the laws of the United States of America or the State of New York in connection with the execution and delivery of each of the Note Purchase Agreement and the Notes and the offer, issue, sale and delivery of the Notes and the performance of the Company thereunder. Our opinion in this Section 5 is based solely on a review of generally applicable laws of the United States of America and New York and not on any search with respect to, or review of, any orders, decrees, judgments or other determinations specifically applicable to the Company.

     6. Under existing law, the Notes are not required to be registered under the Securities Act of 1933, as amended, and the Company is not required to qualify an indenture with respect thereto under the Trust Indenture Act of 1939, as amended.

     All opinions herein contained with respect to the enforceability of documents and instruments are qualified to the extent that:

          (a) the availability of equitable remedies, including without limitation, specific enforcement and injunctive relief, is subject to the discretion of the court before which any proceedings therefor may be brought; and

          (b) the enforceability of certain terms provided in the Note Purchase Agreement and the Notes may be limited by

               (i) applicable bankruptcy, reorganization, arrangement, insolvency, moratorium, fraudulent conveyance, or similar laws affecting the enforcement of creditors' rights generally as at the time in effect, and

               (ii) common law or statutory requirements with respect to commercial reasonableness.

     This opinion is delivered to you pursuant to Section 3.1 of the Note Purchase Agreement. We express no opinion as to the law of any jurisdiction other than the law of New York, United States federal law and, as expressly set forth in the next sentence, Wisconsin. To the extent that the opinions expressed herein involve matters governed by the laws of Wisconsin, we have relied upon the aforementioned opinion of Hyman K. Bielsky and our conclusions as to such matters are subject to the same assumptions, limitations and qualifications as are contained in said opinion. Subsequent holders of the Notes may rely on this opinion as if it were addressed to them.

                         Very truly yours,



                                     FORM OF PURCHASER'S SPECIAL COUNSEL OPINION

                                 EXHIBIT B2-3

                                    ANNEX 1
                                   ADDRESSEES


Pacific Corinthian Life Insurance Company
Attention: Securities Administration
P.O. Box 9000
Newport Beach, California  92658-9000

Principal Mutual Life Insurance Company
711 High Street
Des Moines, IA 50392-0960




                                     FORM OF PURCHASER'S SPECIAL COUNSEL OPINION

                                 EXHIBIT B2-4

                                                                       EXHIBIT C

                         FORM OF OFFICERS' CERTIFICATE

                              SAFETY-KLEEN CORP.
                            CERTIFICATE OF OFFICERS


     I, ______ hereby certify that I am the ______ of SAFETY-KLEEN CORP., a Wisconsin corporation (the "Company"), and that, as such, I have access to its corporate records and am familiar with the matters herein certified, and I am authorized to execute and deliver this Certificate in the name and on behalf of the Company, and that:

     1. This Certificate is being delivered pursuant to Section 3.3 of the Company's separate Note Purchase Agreements (collectively, the "Note Purchase Agreement"), each dated as of January 15, 1995 with each of the purchasers listed on Annex 1 thereto (the "Purchasers"). The terms used in this Certificate and not defined herein have the respective meanings specified in the Note Purchase Agreement.

     2. The warranties and representations contained in Section 2 of the Note Purchase Agreement are true on the date hereof with the same effect as though made on and as of the date hereof.

     3. The Company has performed and complied with all agreements and conditions contained in the Note Purchase Agreement that are required to be performed or complied with by the Company before or at the date hereof.

     4. ______, from ______ __, 199_ [date of resolutions to sell Notes] to the date hereof, inclusive, has been and is the duly elected, qualified and acting Assistant Secretary of the Company, and the signature appearing on the Certificate of Secretary dated the date hereof and delivered to the Purchasers contemporaneously herewith is his genuine signature.

     IN WITNESS WHEREOF, I have executed this Certificate in the name and on behalf of the Company on ______ __, 19__. [Closing Date]

                                    SAFETY-KLEEN CORP.



                                    By:__________________________________

                                         Name:


                                  EXHIBIT C-1      FORM OF OFFICERS' CERTIFICATE

                                                                       EXHIBIT D

                        FORM OF SECRETARY'S CERTIFICATE

                              SAFETY-KLEEN CORP.
                            CERTIFICATE OF SECRETARY



     I, ______, hereby certify that I am the duly elected, qualified and acting Assistant Secretary of SAFETY-KLEEN CORP., a Wisconsin corporation (the "Company"), and that, as such, I have access to its corporate records and am familiar with the matters herein certified, and I am authorized to execute and deliver this Certificate in the name and on behalf of the Company, and that:

     1. This Certificate is being delivered pursuant to Section 3.3 of the Company's separate Note Purchase Agreements (collectively, the "Note Purchase Agreement"), each dated as of January 15, 1995 with each of the purchasers listed on Annex 1 thereto (the "Purchasers"). The terms used in this Certificate and not defined herein have the respective meanings specified in the Note Purchase Agreement.

     2. Attached hereto as Attachment A is a true and correct copy of resolutions, and the preamble thereto, adopted by the board of directors of the Company on ______ __, 199_, and such resolutions and preamble set forth in Attachment A hereto were duly adopted by said Board of Directors and are in full force and effect on and as of the date hereof, not having been amended, altered or repealed, and such resolutions are filed with the records of the Board of Directors.

     3. The documents listed below were executed and delivered by the Company pursuant to and in accordance with the resolutions set forth in Attachment A hereto and said documents as executed are substantially in the form submitted to and approved by the board of directors of the Company as aforementioned:

          (a) the Company's Note Purchase Agreement providing for the sale by the Company and the purchase by the Purchasers of the Company's 8.05% Senior Notes due January 30, 1998 (the "Notes"); and

          (b)  the Notes.

     4. Attached hereto as Attachment B is a true, correct and complete copy of the bylaws of the Company as in full force and effect on and as of the date hereof, which bylaws were last amended by the Board of Directors of the Company on, and have been in full effect in said form at all times from ______ __, 199_ [date of resolution to sell notes] to the date hereof, inclusive, without modification or amendment in any respect.

     5. Each of the following named persons is and has been a duly elected, qualified and acting officer of the Company holding the office or offices set forth below opposite his or her name from ______ __, 199_ [date of resolution to sell notes] to the date hereof, inclusive:


                                  EXHIBIT D-1    FORM OF SECRETARY'S CERTIFICATE

                   [List Only Officers Executing Documents]

         Name                         Office                   Signature

                               [Chairman of the Board]    /s/__________________

                               [President]                /s/__________________

                               [Vice President, Finance]  /s/__________________

                               [Secretary]                /s/__________________

                               [Assistant Secretary]      /s/__________________

                               [Treasurer]                /s/__________________

                               [Comptroller]              /s/__________________

        6. The signature appearing opposite the name of each such person set forth above is his or her genuine signature.

        7. Attached hereto as Attachment C is a long-form good standing certificate in respect of the Company from the State of Wisconsin which certificate

          (a) lists all corporate documents filed with the Secretary of State of Wisconsin on or prior to the date hereof in respect of the Company,

          (b) has attached copies of such documents,

          (c) bears the certification of the Secretary of State of Wisconsin, and

          (d)  is true, correct and complete.

        8. There have been no amendments or supplements to or restatements of the Certificate of Incorporation of the Company since ______ __, 199_ [date preceding date of copy certified by Sec. of State].

     IN WITNESS WHEREOF, I have hereunto set my hand on ______ __, 19__. [Closing Date]


                                    SAFETY-KLEEN CORP.




                                    ----------------------------------------
                                         Assistant Secretary



                                  EXHIBIT D-2    FORM OF SECRETARY'S CERTIFICATE

                                  ATTACHMENT A

                              BOARD OF DIRECTORS
                              SAFETY-KLEEN CORP.
                              RESOLUTIONS ADOPTED


     WHEREAS, there has been submitted to this Board a draft of the form of Note Purchase Agreement (together with all exhibits and schedules thereto, the "Note Purchase Agreement"), to be entered into separately by the Company and each of the purchasers listed on Annex 1 thereto (together with any affiliate of any thereof, the "Purchasers") pursuant to which the Purchasers will purchase from the Company the aggregate principal amount of $50,000,000 of the Company's 8.05% Senior Notes due January 30, 1998 (the "Notes");

     WHEREAS, this Board has reviewed in detail and discussed the terms and provisions of the Note Purchase Agreement, including the forms of the Notes specified therein;

     WHEREAS, on the basis of its review of the Note Purchase Agreement and of the principal terms and provisions of the transactions provided for therein, this Board deems it advisable and in the best interest of the Company that the transactions provided in the Note Purchase Agreement be consummated substantially in accordance with the provisions of the Note Purchase Agreement; and

     WHEREAS, terms used in these preambles and resolutions and not herein defined shall have the respective meanings ascribed to them in the Note Purchase Agreement.

     NOW THEREFORE, BE IT RESOLVED, that the form of, and each of the terms and provisions contained in, the Note Purchase Agreement, are hereby authorized and approved in each and every respect; and each and every transaction effected or to be effected pursuant to and substantially in accordance with the terms of the Note Purchase Agreement, including, but not limited to, each specific transaction that is described, authorized and approved in these resolutions, is hereby authorized and approved in each and every respect;

     RESOLVED, that the Company enter into a Note Purchase Agreement with each of the Purchasers or any affiliate thereof; and that each of the Chairman of the Board, the President, any Vice President, the Treasurer and each other officer of the Company (each an "Authorized Officer") is hereby severally authorized to execute and deliver, in the name and on behalf of the Company, the Note Purchase Agreements, each substantially in the form thereof presented to this Board and heretofore approved, with such changes therein as shall be approved by the officer executing and delivering the same, such approval to be evidenced conclusively by such execution and delivery;

     RESOLVED, that the Company borrow from the Purchasers an aggregate amount of funds as provided in the Note Purchase Agreement, such indebtedness to be evidenced by the Notes, in the amounts and upon the terms and conditions provided for in the Note Purchase Agreement; and that each of the Authorized Officers is hereby severally authorized to execute and deliver the Notes, in the name and on behalf of the Company, substantially in the respective forms thereof presented to this Board and heretofore approved, with such changes therein as

                                  EXHIBIT D-3    FORM OF SECRETARY'S CERTIFICATE
shall be approved by the officer or officers executing and delivering the same, such approval to be evidenced conclusively by such execution and delivery;

     RESOLVED, that this Board hereby authorizes each of the Authorized Officers, severally, to execute and deliver for and on behalf of the Company the certificates required by the Note Purchase Agreement;

     RESOLVED, that the Authorized Officers and any person or persons designated and authorized so to act by any Authorized Officer are hereby each severally authorized to do and perform or cause to be done and performed, in the name and on behalf of the Company, all other acts, to pay or cause to be paid, on behalf of the Company, all related costs and expenses and to execute and deliver or cause to be executed and delivered such other notices, requests, demands, directions, consents, approvals, orders, applications, agreements, instruments, certificates, undertakings, supplements, amendments, further assurances or other communications of any kind, under the corporate seal of the Company or otherwise and in the name of and on behalf of the Company or otherwise, as he, she or they may deem necessary, advisable or appropriate to effect the intent of the foregoing Resolutions or to comply with the requirements of the instruments approved and authorized by the foregoing Resolutions, including but not limited to the Note Purchase Agreement and the Notes;

     RESOLVED, that any acts of any Authorized Officer of the Company and of any person or persons designated and authorized to act by any Authorized Officer of the Company, which acts would have been authorized by the foregoing Resolutions except that such acts were taken prior to the adoption of such Resolutions, are hereby severally ratified, confirmed, approved and adopted as the acts of the Company; and

     RESOLVED, that each of the Secretary and each Assistant Secretary of the Company is hereby severally authorized and empowered to certify to the passage of the foregoing Resolutions under the seal of this Company or otherwise.

                                  EXHIBIT D-4    FORM OF SECRETARY'S CERTIFICATE

                                 Attachment B

                             Bylaws of the Company

[TO BE SUPPLIED BY COMPANY]

                                  EXHIBIT D-5    FORM OF SECRETARY'S CERTIFICATE